                                                                  Exhibit 10.1




                                                          Loan Number:  030501



                                CREDIT AGREEMENT

                                  BY AND AMONG


                      SUMMIT PROPERTIES PARTNERSHIP, L.P.,
                             SUMMIT SWEETWATER, LLC,
                               SUMMIT SHILOH, LLC,
                           SUMMIT GRANDVIEW, LLC, AND
                             PORTOFINO PLACE, LTD.,
                                   AS BORROWER


                                       AND




                        L. J. MELODY & COMPANY, AS LENDER







                                  JULY 28, 2003



                                TABLE OF CONTENTS

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                                                                                                Page

1.       DEFINITIONS...............................................................................1
         1.1.     Definitions......................................................................1
         1.2.     Construction....................................................................11
         1.3.     Accounting Principles...........................................................13

2.       REVOLVING CREDIT FACILITY................................................................13
         2.1.     Revolving Credit Commitment.....................................................13
         2.2.     Term............................................................................14
         2.3.     Nature of Lender's Obligations with Respect to the Loan.........................14
         2.4.     Fees............................................................................15
         2.5.     Loan Requests...................................................................16
         2.6.     The Loan........................................................................17
         2.7.     Revolving Credit Note...........................................................17
         2.8.     Use of Proceeds.................................................................17
         2.9.     Additions to the Collateral Pool................................................17
         2.10.    Release of Collateral...........................................................19
         2.11.    Payment of the Loan Balance Without Termination.................................20
         2.12.    Valuations......................................................................20
         2.13.    Termination.....................................................................21
         2.14.    Material Adverse Change to Borrower or a Collateral Pool Property...............22
         2.15.    Release of Collateral Followed by a Permanent Loan..............................23

3.       INTEREST RATES...........................................................................24
         3.1.     Interest Rate...................................................................24
         3.2.     Interest Rate Determinations....................................................24
         3.3.     Interest Periods................................................................25
         3.4.     Reference BillsSM Rate Unascertainable: Illegality; Increased Costs.............27


                                      -i-

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                                                                                                Page

4.       PAYMENTS.................................................................................28
         4.1.     Payments........................................................................28
         4.2.     Payment Dates...................................................................28
         4.3.     Prepayments.....................................................................29
         4.4.     Prepayment Fee..................................................................30
         4.5.     Additional Payment Obligations..................................................30
         4.6.     Additional Compensation in Certain Circumstances................................31

5.       CONDITIONS OF LENDING....................................................................32
         5.1.     Initial Borrowing Tranche.......................................................32
         5.2.     Each Subsequent Borrowing Tranche...............................................35

6.       REPRESENTATIONS AND WARRANTIES...........................................................35
         6.1.     Representations and Warranties..................................................35
         6.2.     Updates.........................................................................44
         6.3.     Survival of Representations and Warranties......................................45

7.       COVENANTS................................................................................45
         7.1.     Covenants.......................................................................45
         7.2.     Reporting Requirements..........................................................51

8.       DEFAULT..................................................................................52
         8.1.     Events of Default...............................................................52
         8.2.     Consequences of Event of Default................................................54
         8.3.     Notice of Sale..................................................................54

9.       MISCELLANEOUS............................................................................54
         9.1.     Cooperation by Borrower; Borrower's Obligations.................................54
         9.2.     Successors and Assigns..........................................................54
         9.3.     Modifications, Amendments or Waivers............................................54
         9.4.     Forbearance.....................................................................55
         9.5.     Remedies Cumulative.............................................................55
         9.6.     Reimbursement and Indemnification of Lender and Servicer by Borrower; Taxes.....55
         9.7.     Holidays........................................................................56

                                      -ii-

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

                                                                                                Page

         9.8.     Notices.........................................................................56
         9.9.     Severability....................................................................58
         9.10.    Governing Law; Consent to Jurisdiction and Venue................................58
         9.11.    Prior Understanding.............................................................58
         9.12.    Duration; Survival..............................................................58
         9.13.    Disclosure of Information.......................................................59
         9.14.    Exceptions......................................................................59
         9.15.    Relationship of Parties; No Third Parties Benefited.............................59
         9.16.    Authority to File Notices.......................................................59
         9.17.    WAIVER OF TRIAL BY JURY.........................................................59
         9.18.    Interpretation..................................................................60
         9.19.    Brokerage Fee...................................................................60
         9.20.    Intentionally Omitted...........................................................60
         9.21.    Time of Essence.................................................................60
         9.22.    Counterparts....................................................................60

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT ("Agreement") is dated as of July 28, 2003 and is made by and among Summit Properties Partnership, L.P., a Delaware limited partnership, Summit Sweetwater, LLC, a Georgia limited liability company, Summit Shiloh, LLC, a Georgia limited liability company, Summit Grandview, LLC, a North Carolina limited liability company, and Portofino Place, Ltd., a Florida limited partnership, each having an address at 309 E. Morehead Street, Suite 200, Charlotte, North Carolina 28202 (individually and collectively, "Borrower") and
L. J. Melody & Company, a Texas corporation, having an address at 401 South Tryon Street, Suite 2640, Charlotte, North Carolina 28202.

                                    RECITALS

         WHEREAS, Borrower desires to obtain a revolving credit loan from Lender in an amount up to, but not exceeding Two Hundred Million and NO/100 Dollars ($200,000,000.00) subject to increase in the manner set forth herein, to a certain amount not to exceed Four Hundred Million and NO/100 Dollars ($400,000,000.00);

         WHEREAS, Borrower has offered to grant Lender a security interest in certain real property and other assets owned by Borrower as security for Borrower's repayment of such revolving credit loan; and

         WHEREAS, Lender is willing to make a revolving credit loan to Borrower secured by an interest in such real property and other assets owned by Borrower.

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. DEFINITIONS

         1.1. Definitions.

         In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

         "Addition Fee" shall have the meaning set forth in SECTION 2.9.3.

         "Additional Collateral Facility" shall mean the increase in the Maximum Facility Available caused solely by the addition of a real estate property to the Collateral Pool at the time of its inclusion.

         "Affiliate" or "Affiliates" as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

         "Agreement" shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules attached hereto.

         "Authorized Officer" shall mean those individuals, designated by written notice to Lender from Borrower, authorized to execute notices, reports and other documents on behalf of Borrower required hereunder; provided, further, that the individuals so designated as the Authorized Officers of Borrower shall be the sole representatives of Borrower for the purpose of giving or receiving any notices permitted or required by this Agreement. Borrower may amend such list of individuals from time to time by giving written notice of such amendment to Lender.

         "Base Rate" shall mean the Reference BillsSM Rate plus the Margin or the LIBO Rate plus the Margin, as the context shall require. Interest accruing at the Base Rate shall be calculated monthly in the manner provided herein based on the aggregate principal balance of the Loan outstanding during the applicable Month, and such interest shall be paid in arrears, as provided herein. The Reference BillsSM Rate or the LIBO Rate, as applicable, with respect to each Base Rate Borrowing Tranche shall remain fixed throughout the applicable Interest Period and shall then be redetermined as of each renewal of such Base Rate Borrowing Tranche in accordance with SECTION 3.2.1. The Margin with respect to each Base Rate Borrowing Tranche shall be determined and redetermined from time to time in accordance with SECTION 3.2.1.

         "Base Rate Borrowing Tranche" shall mean any Borrowing Tranche which accrues interest at the Base Rate.

         "Benefit Arrangement" shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, including without limitation a Pension Plan or a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

         "Borrower" shall mean the entities defined as Borrower in the Recitals together with any Proposed Borrower that joins in this Agreement pursuant to the terms and conditions of SECTION 2.9.2.2.

         "Borrower's Knowledge" shall mean the knowledge of any officer or employee of Borrower and any Affiliate, including, but not limited to, any Affiliate which manages or operates any of the Collateral Pool Properties.

         "Borrowing Date" shall mean, with respect to any Borrowing Tranche, the date of borrowing or renewal, as the case may be, which shall be a Business Day or, in the case of a renewal which would otherwise fall on a day other than a Business Day, the first Business Day thereafter.

         "Borrowing Tranche" shall mean each advance at the Base Rate hereunder having a particular Interest Period outstanding at any one time, and all advances at the Prime Rate. Two (2) or more Borrowing Tranches may be combined to form a single Borrowing Tranche with the same Interest Period (a) without Prepayment Fee or other penalty or fee in the event two (2) or more Borrowing Tranches mature and are renewed at the same time with the same Interest Period or (b) with the applicable Prepayment Fee if one (1) or more Borrowing Tranches are advanced or prepaid and at the request of the Borrower then combined with one (1) or more other Borrowing Tranches with the same Interest Period. For all purposes hereunder, all Prime Rate fundings shall be aggregated and deemed a single Borrowing Tranche.

         "Business Day" shall mean any day other than (i) a Saturday or Sunday or a legal holiday on which either Lender or Servicer is closed for business, and (ii) in connection with any Loan Request or Renewal Request for a Base Rate Borrowing Tranche which will accrue interest in part based on the LIBO Rate, any day in which business is not carried on in the London interbank market.

         "Closing Date" shall mean the first date on which both of the following requirements are met: (i) this Agreement has been fully executed and (ii) all conditions to closing set forth in SECTION 5.1 hereof shall have been satisfied. The closing shall take place on the Closing Date at such time and place as the parties agree.

         "Collateral" shall mean the Collateral Pool Properties, and all other property of Borrower on which first priority liens and security interests have been granted for the benefit of Lender to secure the Loan and all other obligations of Borrower under the Collateral Pool Property Documents.

         "Collateral Agreements" shall mean (i) any agreements between Borrower and Lender for the purpose of establishing replacement reserves for the Collateral Pool Properties or a particular Collateral Pool Property, including
(a) agreements establishing a fund to assure the completion of repairs or improvements specified in any such agreement, or (b) agreements assuring a reduction of the outstanding principal balance of the Loan if the occupancy income from a Collateral Pool Property does not increase to a level specified in such agreement, and (ii) any other agreement or agreements between Borrower and Lender which provide for the establishment of any other fund, reserve or account, all of the foregoing to be imposed only pursuant to an express written agreement between Borrower and Lender entered into (a) at the Closing Date, or
(b) with respect to real estate properties added to the Collateral Pool pursuant to SECTION 2.9, at or prior to such addition.

         "Collateral Pool", "Collateral Pool Property" and "Collateral Pool Properties" shall mean the multi-family real property or properties, as the case may be, as set forth in SCHEDULE 1.1(A), together with any multi-family real properties which have been added to the Collateral Pool and less any real properties which have been released from the Collateral Pool hereunder.

         "Collateral Pool Property Documents" shall mean the then current versions of the Security Instruments, assignments of leases and rents, guaranties, indemnities, Collateral Agreements, O&M Programs, and any other documents now or in the future executed by Borrower, any guarantor or any other person or entity in connection with the Loan or the Collateral, as such documents may be amended from time to time. The Collateral Pool Property Documents shall include those documents set forth in SCHEDULE 1.1(B).

         "Commitment" shall mean Two Hundred Million and NO/100 Dollars ($200,000,000.00) , or such other increased amount pursuant to Borrower's election in the manner set forth in and in accordance with the terms of SECTION 2.1.2.

         "Concentration Fee" shall have the meaning specified in SECTION 2.4.6.

         "Deemed Minimum Loan Amount" shall mean an amount equal to fifty percent (50%) of the Commitment.

         "Dollar", "U.S. Dollars" and the symbol $ shall mean lawful money of the United States of America.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

         "ERISA Group" shall mean, at any time, Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Event of Default" shall mean any of the events described in SECTION
8.1 or otherwise referred to herein as an "Event of Default".

         "Expiration Date" shall mean the earlier of (i) the Maturity Date, or
(ii) the date specified by Borrower as the Expiration Date under SECTION 2.13.

         "Facility Debt Service" shall mean, for the purposes of this Agreement, the sum of (i) the interest due on the Loan hereunder and under the Revolving Credit Note, including any default interest, provided that in no event shall the Reference BillsSM Rate (or LIBO Rate, as the case may be) for purposes of this determination be less than two (2%) percent, (ii) an amount equal to one hundred basis points (.01) of the then outstanding amount of the Loan, and (iii) the amounts payable under SECTION 2.4.5 but exclusive of any voluntary or mandatory principal prepayments allowed or required hereunder. Facility Debt Service shall be annualized at the time of determination based on the interest rate then accruing under all outstanding Borrowing Tranches, notwithstanding the duration of any Interest Period. Facility Debt Service shall be recalculated (a) as of each Loan Request, (b) as of each Renewal Request, or deemed renewal under
SECTION 3.3.3, (c) on or before August 31st of each calendar year during the term of this Agreement, commencing on or about August 31, 2004, (d) as of each addition or deletion of a property to or from the Collateral Pool and (e) as of each repayment of any principal portion of the Loan.

         "Facility Debt Service Coverage Ratio" shall mean, at the time of determination, the then prevailing computation of Net Operating Income of the Collateral Pool Properties divided by the then prevailing computation of Facility Debt Service.

         "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation.

         "GAAP" shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of SECTION 1.3, and applied on a consistent basis both as to classification of items and amounts.

         "G-Fee" shall mean the applicable percentage per annum set forth in
SCHEDULE 3.2. The G-Fee with respect to each Base Rate Borrowing Tranche shall be determined and redetermined from time to time in accordance with SECTION 3.2.1.

         "G-Fee Amount" shall mean the product of the applicable G-Fee times the principal amount of the then outstanding Borrowing Tranche(s).

         "Initial Market Value" shall mean the Market Value of any Collateral Pool Property as of the date the same is included in the Collateral Pool pursuant to the provisions hereof. The Initial Market Value of the Collateral Pool Properties is shown at SCHEDULE 1.1(A).

         "Interest Period" shall have the meaning assigned to such term in
SECTION 3.3.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

         "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

         "Lender" shall mean at any time and from time to time, the entity that is the holder of the Revolving Credit Note, provided that Lender may in its sole discretion designate Servicer to perform some or all of Lender's obligations under this Agreement, the Revolving Credit Note and the other Loan Documents. Promptly after the initial closing under this Agreement, L. J. Melody & Company, the initial Lender, shall sell the Revolving Credit Note to Freddie Mac and shall assign all of its interests in this Agreement and the other Loan Documents to Freddie Mac.

         "LIBO Rate" shall mean, with respect to any Base Rate Borrowing Tranche, the rate of interest, rounded to the nearest basis point (i.e. one-hundredth of one percent (.0001)), displayed as of 11:00 a.m. London time on the second Business Day preceding the first day of the applicable Interest Period on the Bloomberg, L.P., page "BBAM", as the British Bankers Association ("BBA") LIBO Rate (such page, or such other page as may replace page BBAM on that service, or at the option of Lender (i) the applicable page on another credible and generally recognized service which electronically transmits or displays BBA LIBO Rates for the applicable Interest Period or (ii) any publication of LIBO Rates available from BBA for the applicable Interest Period, is referred to as the "Designated Bloomberg Page") for purposes of calculating effective rates of interest for loans or obligations for an amount comparable to such Borrowing Tranche and having a term equal to the Interest Period. If the Designated Bloomberg Page is not available, but such information is generally still published, the LIBO Rate for such Interest Period will be the BBA LIBO Rate most recently published for such Interest Period.

         "Lien" shall mean any Security Instrument, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

         "Loan" shall mean the sum of all Borrowing Tranches outstanding at any one time.

         "Loan Document" or "Loan Documents" shall mean any or all of this Agreement, the Revolving Credit Note, the Collateral Pool Property Documents and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith.

         "Loan to Value Ratio" shall mean the quotient, expressed as a percentage, determined by dividing the Loan by the aggregate of the then current Market Values of the Collateral Pool Properties.

         "Loan Request" shall have the meaning given to such term in SECTION
2.5.

         "Margin" shall mean the sum of the G-Fee, Servicing Fee, and, if applicable, the Concentration Fee.

         "Market Value" shall mean as to each individual Collateral Pool Property, the Initial Market Value of such property , as such Market Value may be subsequently increased or decreased in accordance with the terms and conditions of this Agreement.

         "Material Adverse Change" shall mean any set of circumstances or events which, in Lender's reasonable discretion would have or is then reasonably expected to have a material adverse effect on (i) the validity or enforceability of this Agreement or the other Loan Documents taken as a whole, (ii) the ability of Borrower to duly and punctually pay or perform its Obligations, (iii) the ability of Lender to (a) obtain the benefits of the Loan, or (b) enforce its legal remedies pursuant to this Agreement or the other Loan Documents taken as a whole, including, without limitation, by realizing upon any Collateral or the Guaranty, (iv) the ability of Borrower or Guarantor to pay their debts and other obligations and liabilities as they become due, (v) the business prospects or financial condition or Market Value of, or the leasing activity with respect to, any Collateral Pool Property to an extent that is materially different from similarly situated properties in the relevant market, (vi) the physical condition of any Collateral Pool Property, or (vii) the compliance of any Collateral Pool Property with any Law.

         "Maturity Date" shall mean July 27, 2008.

         "Maximum Commitment Amount" shall mean Four Hundred Million and NO/100 Dollars ($400,000,000.00).

         "Maximum Facility Available" shall mean, at the time of determination, the maximum amount which Borrower may borrow under this Agreement without violating the Sublimits set forth in SECTION 2.5.1.1.

         "Maximum Loan to Value Ratio" shall mean seventy percent (70 %).

         "Minimum Usage Fee" shall have the meaning set forth in SECTION 2.4.4.

         "Month" shall mean the appropriate calendar month.

         "Monthly Payment Statement" shall have the meaning given to such term in SECTION 4.2.

         "Mortgage Review Fee" shall mean a non-refundable fee in the amount of Five Thousand Five Hundred and NO/100 Dollars ($5,500.00) per real property.

         "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five (5) Pension Plan years, has made or had an obligation to make such contributions.

         "Net Operating Income" shall mean an annualized dollar amount equal to all income from the operations of the Collateral Pool Properties that is available for repayment of debt and return of equity after deducting for economic vacancy and all expenses (exclusive of debt service on account of the Loan). Net Operating Income shall be calculated by Lender for each individual Collateral Pool Property as of the Closing Date and thereafter as of August 31st , commencing August 31, 2004, of each calendar year during the term of this Agreement, in accordance with Lender's then current methodology, consistently applied, excluding from such calculation expenses from depreciation, amortization, interest expenses, non-recurring items and capital expenses, but including in such calculation an assumed capital expense reserve in an amount consistent with Lender's then current requirements for such capital reserves. In addition, upon the addition or release of any real property in the Collateral Pool pursuant to the provisions hereof, Lender shall redetermine Net Operating Income for the Collateral Pool in the following manner: (i) in the event of an addition of a real property to the Collateral Pool, Lender shall add the Net Operating Income of the real property included in the Collateral Pool to the then current determination of Net Operating Income for the Collateral Pool; or
(ii) in the event of a release of a real property from the Collateral Pool, Lender shall subtract the Net Operating Income of the real property released from the Collateral Pool from the then current determination of Net Operating Income for the Collateral Pool.

         "O&M Programs" shall mean a written program of operations and maintenance, including moisture management plans, for a Collateral Pool Property approved in writing by Lender.

         "Obligation" shall mean any obligation or liability of Borrower to Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Revolving Credit Note or any other Loan Document, excluding any Permanent Loan or any other liability of Borrower to Lender not created under this Agreement, the Revolving Credit Note or the other Loan Documents.

         "Official Body" shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Payment Date" shall have the meaning given to that term in SECTION
4.2.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

         "Pension Plan" shall mean at any time an employee pension benefit plan which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five (5) years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

         "Permanent Loan" shall have the meaning assigned to that term in
SECTION 2.15.1.

         "Permanent Loan Collateral" shall have the meaning assigned to that term in SECTION 2.15.1.

         "Permitted Exceptions" shall mean:

                  (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                  (b) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                  (c) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of a real property, none of which (i) materially impairs the use of such property or the value thereof, (ii) is violated in any material respect by existing or proposed structures or land use or (iii) impairs Borrower's ability to rebuild, repair or restore any improvements located on a Collateral Pool Property following a casualty in substantially the same condition as existed before the casualty;

                  (d) Liens, security interests and mortgages in favor of Lender for the benefit of Lender;

                  (e) Encumbrances listed as exceptions to Lender's title insurance policies for the Collateral Pool Properties; and

                  (f) Rights of tenants under residential leases.

         "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

         "Potential Default" shall mean any event or condition which, with the passage of time, the giving of notice, or a determination by Lender, or any combination of the foregoing, would constitute an Event of Default.

         "Prepayment Fee" shall have the meaning set forth in SECTION 4.4.

         "Prime Rate" shall mean the rate of interest per annum established on the first day of each Month during the term hereof and published in The Wall Street Journal as the prime rate, or any comparable publication reasonably selected by Lender in the event The Wall Street Journal no longer publishes the prime rate.

         "Prime Rate Borrowing Tranche" shall mean any Borrowing Tranche which accrues interest at the Prime Rate.

         "Prohibited Transaction" shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

         "Proposed Borrower" shall mean a single asset entity that is an Affiliate of Borrower and is the owner of a property which has been proposed to be included in the Collateral Pool, pursuant to the terms hereof.

         "Reference BillsSM" shall mean the unsecured general obligations of Freddie Mac designated by Freddie Mac as "Reference BillsSM" and issued by Freddie Mac at regularly scheduled auctions. In the event Freddie Mac shall at any time cease to designate any unsecured general obligations of Freddie Mac as "Reference BillsSM", Lender shall be permitted to exercise its rights under
SECTION 3.4.

         "Reference BillsSM Rate" shall mean, with respect to each Base Rate Borrowing Tranche, the "Money Market Yield" (or any equivalent terms designated by Lender) applicable to the Reference BillsSM (i) having an original maturity most comparable to the term of the Interest Period for the applicable Borrowing Tranche and (ii) issued at the most recently conducted regularly scheduled auction preceding the commencement of the Interest Period for such Borrowing Tranche, as the same is displayed (a) on the Reference Bill Index Page (i.e. the Freddie Mac debt securities web page accessed via the Freddie Mac website at www.freddiemac.com), or (b) at the option of Lender, in any publication of Reference BillsSM auction results designated by Freddie Mac. Notwithstanding any of the foregoing to the contrary, in the event Freddie Mac shall not have conducted a regularly scheduled auction of unsecured general obligations within the sixty (60) day period prior to the first day of the Interest Period for any Base Rate Borrowing Tranche requested under SECTIONS 2.5 or 3.3 hereof, the Reference BillsSM Rate shall be deemed to be unascertainable and Lender shall be permitted to exercise its rights under SECTION 3.4.

         "Renewal Date" shall have the meaning given to such term in SECTION 3.3.3.

         "Renewal Request" shall have the meaning given to such term in SECTION 3.3.3.

         "Reportable Event" shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Pension Plan or Multiemployer Plan.

         "Revolving Credit Note" shall mean the Multifamily Note of Borrower, in the face amount of the Maximum Commitment Amount, which evidences the Loan, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part. "Security Instrument" shall mean any mortgage, deed of trust, or deed to secure debt securing any of the Collateral Pool Property(ies).

         "Seismic Report Fee" shall mean a non-refundable fee, payable to Freddie Mac together with the Mortgage Review Fee, in an amount equal to Lender's reasonable out-of-pocket costs and expenses incurred in obtaining a seismic report with respect to any real property for which Lender, in its discretion, deems such report necessary.

         "Servicer" shall mean L.J. Melody & Company, or any subsequent independent contractor appointed by Lender, at Lender's sole cost and expense, to administer the Loan and the Loan Documents or otherwise perform certain functions in connection therewith under the terms of a Servicing Agreement. Pursuant to the terms of any Servicing Agreement, Lender may designate Servicer to perform some or all of Lender's obligations under this Agreement, the Revolving Credit Note and the other Loan Documents.

         "Servicing Agreement" shall mean any agreement between Lender and an independent contractor pursuant to which Lender appoints said independent contractor as Servicer under this Agreement, the Revolving Credit Note and the other Loan Documents.

         "Servicing Fee" shall mean an annual fee of five basis points (.0005).

         "Servicing Fee Payment" shall mean the product of the Servicing Fee times the principal amount of the Borrowing Tranches then outstanding.

         "Solvent" shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability of such Person after giving effect to any rights of contribution, subrogation or indemnification of such Person.

         "Streamlined Refinancing Program" shall mean Lender's then current program for refinancing a performing loan in its loan portfolio.

         "Sublimits" shall have the meaning assigned to that term in SECTION 2.5.1.

         "Summit Properties" shall mean Summit Properties Partnership, L.P., as identified in the first paragraph of this Agreement.

         "Treasury Rate" shall mean the yield rate as of the date which is five
(5) Business Days prior to the Expiration Date, on a U.S. Treasury Security with a term of five (5) years and a maturity date most nearly approximating the Maturity Date, as reported in The Wall Street Journal, expressed as a decimal calculated to five (5) digits. In the event no yield is published on the applicable date for such Treasury Security, Lender, in its discretion, shall select the non-callable U.S. Treasury Security maturing in the same year as the Maturity Date with the lowest yield published in The Wall Street Journal as of the applicable date. If the publication of such yield rate in The Wall Street Journal is discontinued for any reason, Lender shall, in its discretion, select a security with a comparable rate and term to a U.S. Treasury Security with a term of five (5) years and a maturity date most nearly approximating the Maturity Date.

         "Underwriting Materials" shall mean all materials required by Lender pursuant to Lender's then current loan underwriting requirements.

         "Uniform Commercial Code" shall have the meaning assigned to that term in SECTION 6.1.13.

         "Valuation" shall have the meaning set forth in SECTION 2.12.

         "Valuation Caused Increase" shall have the meaning set forth in SECTION 2.12.3.

         "Valuation Caused Decrease" shall have the meaning set forth in SECTION 2.12.3.

         1.2. Construction.

         Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents.

         1.2.1. Number; Inclusion.

         References to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or", and "including" has the meaning represented by the phrase "including without limitation";

         1.2.2. Determination.

         References to "determination" of or by Lender shall be deemed to include good-faith estimates by Lender (in the case of quantitative determinations) and good-faith beliefs by Lender (in the case of qualitative determinations) and such determinations shall be conclusive absent manifest error;

         1.2.3. Lender's Discretion and Consent; References to Lender's Requirements.

         Whenever Lender is granted the right herein to act in its sole discretion or to grant or withhold consent, such right shall be exercised in good faith, and whenever a reference is made to "Lender's then current requirements", "Lender's then current programs" or the like, such reference shall be deemed to mean such requirements, programs and the like as are then standard in the secondary multifamily mortgage industry, as such standards are generally reflected in the then current version of the Freddie Mac Multifamily Seller/Servicer Guide;

         1.2.4. Documents Taken as a Whole.

         The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

         1.2.5. Headings.

         The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

         1.2.6. Implied References to this Agreement.

         Article, section, subsection, clause, and schedule references are to this Agreement unless otherwise specified, and schedules attached hereto are incorporated herein by this reference;

         1.2.7. Persons.

         Reference to any Person includes such Person's successors and assigns (but only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be), and reference to a Person in a particular capacity excludes such Person in any other capacity;

         1.2.8. Modifications to Documents.

         Reference to any agreement (including this Agreement and any other Loan Document together with any schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

         1.2.9. From, To and Through.

         Relative to the determination of any period of time, "from" means "from and including", "to" means "to but excluding", and "through" means "through and including"; and

         1.2.10. Conflicts with Other Loan Documents.

         In the event of any conflict between the terms and provisions of this Agreement and any other Loan Document, the terms and provisions of this Agreement shall prevail.

         1.3. Accounting Principles.

         Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate) and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with any financial covenants set forth herein, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with Borrower's financial statements at that time.

2. REVOLVING CREDIT FACILITY

         2.1. Revolving Credit Commitment.

         2.1.1. Initial Revolving Credit Commitment

         Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, Lender agrees to advance funds to Borrower at any time or from time to time during the term hereof, provided that after giving effect to any particular advance the Loan amount outstanding at any one time shall not exceed the amount which would be permitted to be outstanding under the Sublimits. Within such limits of time and amount and subject to the other provisions of this Agreement, Borrower may borrow, repay and reborrow pursuant to this SECTION 2.1. All advances under this Agreement constitute a single indebtedness, and all of the Collateral is security for the Revolving Credit Note and for the performance of all of the Obligations.

         2.1.2. Increase in the Revolving Credit Commitment.

                  2.1.2.1. Prior to the First Anniversary.

                  Borrower shall have the right to make one election prior to the first (1st) anniversary of the Closing Date, to increase the Commitment to a total amount not to exceed the Maximum Commitment Amount. Borrower shall exercise such right by delivering to Lender on or prior to the first (1st) anniversary of the Closing Date written notice of its intent to increase the Commitment, which notice shall indicate the amount up to which Borrower desires to increase the Commitment, together with a transaction fee equal to the product of sixty-five basis points

(.0065) times the amount of such increase in the Commitment. Thereafter, the Commitment shall be increased to the amount set forth in Borrower's notice upon
(i) Borrower's payment of all reasonable costs and expenses that Lender and Servicer incur in connection with such increase, including, but not limited to, reasonable attorney's fees and (ii) Borrower's submission of amendments to this Agreement, the Revolving Credit Note and any of the other Loan Documents, as Lender deems necessary, in form and substance reasonably acceptable to Lender, executed and where appropriate acknowledged by Borrower, evidencing the increase in the Commitment, including, but not limited to, amendments to the title insurance policy(ies) increasing the amount of coverage provided thereunder.

                  2.1.2.2. Following the First Anniversary.

                  After the first anniversary of the Closing Date, Borrower shall have the right to submit up to four (4) written requests during each subsequent twelve month period throughout the term of this Agreement to increase the Commitment to an amount up to the Maximum Commitment Amount. Borrower shall provide Lender with written notice of such request specifying the amount of such proposed increase in the Commitment, provided that any such request shall be for an amount not less than Ten Million and NO/100 Dollars ($10,000,000.00) and shall be accompanied by a non-refundable processing fee in the amount of Ten Thousand and NO/100 Dollars ($10,000.00). Upon Lender's receipt of such request, Lender shall, within thirty (30) days, provide written notice to Borrower of the proposed new SCHEDULE 3.2 setting forth any revisions to the G-Fees described therein. Upon Borrower's receipt of Lender's new proposed SCHEDULE 3.2, Borrower shall have five (5) days within which to provide Lender with written notice of its election to increase the Commitment by such requested amount and accept the revised G-Fees set forth in the new SCHEDULE 3.2, with such written election to be accompanied by the payment of a transaction fee equal to the product of sixty-five basis points (.0065) times the amount of such increase in the Commitment (with the processing fee having accompanied Borrower's initial request being applied as a credit thereto). If Borrower elects not to proceed or fails to respond or submit said transaction fee within such five (5) day period, Borrower's request shall be deemed terminated. All initial Borrower requests pursuant to this Section 2.1.2.2. must be received by Lender within the first five (5) calendar days of any Month. Any initial Borrower request not received within said time period shall be of deemed delivered during the first five (5) days of the subsequent Month.

         2.2. Term.

         The term of the Loan shall commence on the Closing Date and terminate on the Expiration Date unless otherwise terminated earlier pursuant to the provisions hereof.

         2.3. Nature of Lender's Obligations with Respect to the Loan.

         Subject to the provisions of this Agreement, the aggregate amount of the Loan outstanding hereunder at any time shall never exceed the amount which would be permitted to be outstanding under the Sublimits. Lender shall have no obligation to make any advance hereunder on or after the Business Day next preceding the Expiration Date. While a Potential Default, Event of

Default or Material Adverse Change exists, Lender may refuse to make any additional advances to Borrower.

         2.4. Fees.

         2.4.1. Fees Paid Prior to the Closing Date.

         Lender acknowledges that, in addition to Borrower's obligations under
SECTION 5.1.6, Borrower has paid to Lender, as consideration for Lender's costs in underwriting the transaction contemplated hereby, a Mortgage Review Fee and a Seismic Report Fee, if and as applicable, for each property described at
SCHEDULE 1.1(A) and proposed by Borrower to be included in the Collateral Pool on the Closing Date.

         2.4.2. Fees Due on the Closing Date.

                  Borrower shall pay to Lender on the Closing Date (simultaneously with the closing of the Loan), as further consideration for Lender's cost in underwriting the commitment, a non-refundable transaction fee in the amount of One Million Three Hundred Thousand and NO/100 Dollars ($1,300,000.00).

         2.4.3. Intentionally Omitted.

         2.4.4. Minimum Usage Fee.

         Accruing from the Closing Date until the Expiration Date, Borrower agrees to pay to Lender, as further consideration for Lender's commitment hereunder, a nonrefundable minimum usage fee (the "Minimum Usage Fee") equal to the product obtained by (i) an assumed Borrowing Tranche in an amount equal to the Deemed Minimum Loan Amount times (ii) the lowest applicable G-Fee, provided that the Minimum Usage Fee shall be due and payable only if, and to the extent that, the foregoing calculation results in an amount which is greater than the G-Fee Amount actually paid by Borrower for all Borrowing Tranches outstanding during the same computation period. The Minimum Usage Fee shall be computed for each calendar year, or part thereof, during the term of this Agreement and shall be payable, if at all, in arrears on the Payment Date scheduled for January of each year of the term hereof, provided that any Minimum Usage Fee due in the year in which the Expiration Date falls shall be due and payable on the Expiration Date. Upon Borrower's election to terminate the Loan and the parties' obligations under the Loan Documents prior to the Maturity Date pursuant to the terms of SECTION 2.13, Borrower shall pay, in addition to any other fees due hereunder, a liquidated Minimum Usage Fee computed in accordance with SECTION
2.13.2. Minimum Usage Fee payments which cover a period of less than one (1) calendar year shall be prorated based on the actual number of days elapsed.

         2.4.5. Intentionally Omitted.

         2.4.6. Concentration Fee.

         Borrower shall pay a fee (the "Concentration Fee") equal to eight basis points (.0008), if at any time, and for so long as, the Collateral Pool either
(i) does not consist of at least four (4) different Collateral Pool Properties located in three (3) different U.S. Metropolitan Statistical Areas or (ii) contains a single real estate property with a value that equals or exceeds forty percent (40%) of the aggregate value of all real estate properties in the Collateral Pool.

         2.5. Loan Requests.

         Except as otherwise provided herein, Borrower may from time to time prior to the Expiration Date request Lender to make an advance, consistent with the sublimits, by delivering to Lender via facsimile, a request therefor (a "Loan Request") fully completed, authorized and executed by Servicer and an Authorized Officer of Borrower, all in the form attached hereto as SCHEDULE 2.5. Borrower may at any one time submit one (1) or more Loan Requests; each Loan Request shall specify the items set forth on SCHEDULE 2.5, including, but not limited to, (i) the proposed Borrowing Date (which Borrowing Date shall be in accordance with the requirements of SECTION 2.6); (ii) the amount of the proposed Borrowing Tranche, which shall not be less than One Million and NO/100 Dollars ($1,000,000.00); and (iii) in the case of a Loan Request for a Base Rate Borrowing Tranche, (a) the Interest Period for purposes of determining the Reference BillsSM Rate (or such alternative index as may be selected by Lender in accordance with the provisions of SECTION 3.4); and (b) the Base Rate, including the Reference BillsSM Rate (or such alternative index as may be selected by Lender in accordance with the provisions of SECTION 3.4) and Margin that comprise such Base Rate.

         2.5.1. Sublimits.

         Notwithstanding anything to the contrary set forth herein, Borrower may borrow hereunder only to the extent that after giving effect to such borrowing (collectively, the "Sublimits"):

                  2.5.1.1. the Loan to Value Ratio shall not exceed the Maximum Loan to Value Ratio;

                  2.5.1.2. the Facility Debt Service Coverage Ratio shall not be less than 1.50 : 1.00;

                  2.5.1.3. the number of Borrowing Tranches outstanding shall not exceed ten (10); and

                  2.5.1.4. the Loan shall not exceed the Commitment.

         Notwithstanding the foregoing, in the event the Facility Debt Service Coverage Ratio is less than 1.50 : 1.00 or the Loan to Value Ratio exceeds the Maximum Loan to Value Ratio at any time prior to the Expiration Date, Borrower shall be entitled to renew or consolidate (but not increase the outstanding principal amount of) such existing outstanding Borrowing Tranches or convert the Prime Rate Borrowing Tranche (if then outstanding) to a Base Rate Borrowing Tranche with an Interest Period of thirty (30) days, provided that, (i) as of the date of such renewal or consolidation (a) no Event of Default, Potential Default or Material Adverse Change, other than Borrower's failure to comply with SECTIONS
2.5.1.1 or 2.5.1.2, shall then exist, (b) Borrower's failure to comply with SECTIONS 2.5.1.1 or 2.5.1.2 shall have been for a period of less than sixty (60) days, and (c) Borrower is otherwise in full compliance with all other terms and conditions of the Loan Documents and (ii) throughout the period of Borrower's non-compliance with SECTIONS 2.5.1.1 or 2.5.1.2, Borrower shall comply with the provisions of SECTION 4.5. Borrower may assure compliance with SECTIONS 2.5.1.1 and 2.5.1.2 pursuant to the provisions of SECTION 4.3. Notwithstanding the foregoing, Borrower shall not be permitted to convert a Base Rate Borrowing Tranche to the Prime Rate Borrowing Tranche during any period of non-compliance with the provisions of SECTIONS 2.5.1.1 or 2.5.1.2.

         2.6. The Loan

         After receipt by Lender of a Loan Request pursuant to SECTION 2.5, and subject to the Sublimits of SECTION 2.5.1 and the provisions of SECTION 5.2, Lender, relying on the truth and accuracy of the matters set forth in the Loan Request (but without any obligation to inquire into the truth and accuracy of such matters), shall fund the amount requested in such Loan Request to Borrower in U.S. Dollars and immediately available funds on the Borrowing Date. The Borrowing Date shall be two (2) Business Days after the date of the Loan Request. Lender shall fund the amounts requested in any Loan Request by 3:00 p.m. Eastern Time on the Borrowing Date.

         2.7. Revolving Credit Note.

         The obligation of Borrower to repay the aggregate unpaid principal amount of the Loan, together with interest thereon, shall be evidenced by the Revolving Credit Note dated the Closing Date payable to the order of Lender in a face amount equal to the Commitment.

         2.8. Use of Proceeds.

         The proceeds of the Loan may be used for any lawful purpose and as set forth in Borrower's organizational documents.

         2.9. Additions to the Collateral Pool.

         2.9.1. Procedure for Proposing a Real Property Addition to the Collateral Pool.

         Borrower or Proposed Borrower, as the case may be, may propose to add one or more multi-family real properties to the Collateral Pool by delivering to Lender (i) a written proposal for addition of the proposed real property(ies),
(ii) a Mortgage Review Fee for each proposed real property, (iii) a Seismic Report Fee, if and as applicable, for each proposed real property and (iv) the Underwriting Materials with respect to the proposed real property(ies) and with respect to Proposed Borrower, if applicable, provided that, no more than one (1) such proposal shall be submitted to Lender in any one (1) Month. Upon Lender's receipt of the Mortgage Review Fee, the Seismic Report Fee, if and as applicable, and all Underwriting Materials, Lender shall notify Borrower or Proposed Borrower of the same. The determination of whether Borrower or Proposed Borrower has provided Lender with all Underwriting Materials shall be in Lender's discretion. For purposes of this

SECTION 2.9, Borrower or Proposed Borrower may submit a multi-family real property for addition to the Collateral Pool, if Borrower or Proposed Borrower has a contract to purchase such real property, provided that Borrower or Proposed Borrower consummates the purchase of such real property on or before the date such real property is proposed to be added to the Collateral Pool. Both the Mortgage Review Fee and the Seismic Report Fee, if any, shall be deemed earned upon delivery thereof, whether or not Lender approves or disapproves such real property for addition hereunder. Borrower shall pay all reasonable costs and expenses that Lender and Servicer incur in connection with any such proposal to add a real property to the Collateral Pool, including, but not limited to, reasonable attorney's fees and any reasonable costs and expenses incurred with respect to third party reports, whether or not Lender approves or disapproves such real property for addition hereunder.

         2.9.2. Procedure for Adding a Real Property to the Collateral Pool.

                  2.9.2.1. With respect to any multi-family real property that Borrower or Proposed Borrower , as the case may be, proposes for addition to the Collateral Pool, Lender shall, within fifty (50) days of the date on which Lender notifies Borrower or Proposed Borrower that it has received all Underwriting Materials, use its best efforts to accept or reject in writing the proposed real property on the basis of whether such proposed real property meets Lender's then current requirements for addition to the Collateral Pool, and in the event that Lender accepts the proposed real property for addition to the Collateral Pool, Lender shall use its best efforts to add such real property to the Collateral Pool within thirty (30) days of the date of such acceptance, subject to Borrower's or Proposed Borrower's timely performance of all obligations listed under SECTION 2.9.2.2. Each property must pass Lender's own assessment of earthquake risk to be included in the Collateral Pool. Notwithstanding anything contained herein to the contrary, no real property shall be submitted for addition which will yield an Additional Collateral Facility (to be determined by Lender in accordance with its underwriting policies and procedures, utilizing a capitalization of net operating income to determine value) of less than Ten Million and NO/100 Dollars ($10,000,000.00). The failure of Lender to respond to Borrower's or Proposed Borrower's request within such fifty (50) day period shall be deemed a rejection by Lender of the proposal to add the real property to the Collateral Pool. If Lender provide(s) the reason(s) for such rejection, Borrower or Proposed Borrower shall have forty-five (45) days to cure or otherwise resolve to the satisfaction of Lender, the objections of Lender to such proposed real property (Lender, in its sole discretion, may require that Borrower provide within such forty-five (45) day cure period necessary updates of any or all of the Underwriting Materials). If Borrower or Proposed Borrower does not satisfy Lender's objections, then such proposal shall be deemed terminated (unless Lender, in its sole discretion shall opt to extend such forty-five (45) day cure period) provided that, any such termination shall not prevent Borrower or Proposed Borrower from subsequently resubmitting a real property (together with a Mortgage Review Fee, a Seismic Report Fee, if and as applicable, and the Underwriting Materials) for addition to the Collateral Pool, further provided that Borrower may not resubmit the same real property for addition to the Collateral Pool more often than one (1) time in any twelve (12) month period. Notwithstanding anything contained in the foregoing to the contrary, under no circumstances shall the addition of any real property increase the amount of the Commitment.

                  2.9.2.2. If and upon the date of acceptance by Lender of a multi-family real property submitted for addition to the Collateral Pool (such acceptance to be in writing, together with Lender's determination of the Initial Market Value of such real property and the Net

Operating Income of such property), whether following the initial proposal of such real property or after satisfying any objections of Lender, such real property shall be added to the Collateral Pool, provided that, prior to such addition (or in the instance of the documents required under item (iii)(b) below, as soon as practicable after such addition), Borrower or Proposed Borrower shall (i) pay the Addition Fee pursuant to SECTION 2.9.3, (ii) pay all costs and expenses that Lender or Servicer incur in connection with the inclusion of such real property, including, but not limited to, attorney's fees, and (iii) submit the following to Lender: (a) all Collateral Pool Property Documents requested by Lender, including, without limitation, a reaffirmation of the Limited Guaranty dated as of the date hereof, fully executed and where appropriate duly acknowledged and filed of record in the appropriate official public records, (b) copies of all filing receipts and acknowledgements issued by any governmental authority evidencing any recordation or filing necessary to perfect Lender's Lien on the subject real property or other evidence satisfactory to Lender of such recordation and filing of the applicable Security Instrument, (c) evidence satisfactory to Lender that, subject to the Permitted Exceptions, (1) in the case of personal property, the Lien constitutes a first priority security interest in favor of Lender and, (2) in the case of real property, the Security Instrument constitutes a valid and perfected first priority Lien in favor of Lender (such evidence to be in the form of a title insurance policy acceptable to Lender in both form and substance), and (d) an opinion of counsel acceptable to Lender and (iv) in the case of a Proposed Borrower, such Proposed Borrower shall execute (a) an allonge to the Revolving Credit Note and (b) a joinder agreement, both of which shall be in form and substance satisfactory to Lender in its sole discretion. If Borrower or Proposed Borrower fails to perform any of the acts, where applicable, or to submit any of the documents and evidence listed under (i), (ii), (iii) and (iv) above together with any and all updates to the Underwriting Materials reasonably requested by Lender within forty-five (45) days of the date of Lender's acceptance, Lender may at its option reject the proposed real estate property and terminate such proposal. In the event that Borrower or Proposed Borrower performs all of the acts and submits all of the documents and evidence listed in (i), (ii), (iii) and (iv) above within forty-five (45) days of the date of Lender's acceptance, the proposed real estate property shall be added to the Collateral Pool.

                  2.9.3. Addition Fee.

                  Borrower shall, in addition to paying Freddie Mac's costs and expenses, including attorney's fees, pay a fee (the "Addition Fee") equal to ten basis points (.0010) times the Additional Collateral Facility resulting from any real property being added to the Collateral Pool. The Addition Fee shall be due and payable upon consummation of the addition of the proposed real property into the Collateral Pool.

         2.10. Release of Collateral.

         Lender shall, upon thirty (30) days advance written notice, release the Liens granted hereunder with respect to a Collateral Pool Property or Properties which constitute(s) less than all Collateral Pool Properties, provided that (i) prior to such release Borrower shall pay Lender a fee of Ten Thousand and 00/100 Dollars ($10,000.00) for each Collateral Pool Property to be released and all costs and expenses that Lender or Servicer incur in connection with such release, including, but not limited to, attorneys' fees, (ii) at the time of the request for such release, no Event of Default or Potential Default shall exist, and (iii) after giving effect to such release, no Event of Default or Potential Default shall exist, and Borrower shall be in compliance with all provisions hereof, provided, however, that if such release would otherwise cause Borrower to be in non-compliance with the Sublimits set forth in SECTION 2.5.1, Borrower shall have the opportunity to cure the same prior to or simultaneously with such release by either (a) pledging collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, or (b) prepaying so much of the Loan as is necessary to cause compliance with the Sublimits, each in accordance with the provisions of SECTION 4.3. Notwithstanding such thirty (30) day time period to obtain a release, Lender shall upon five (5) Business Days notice provide a "payoff letter" stating the amount necessary to obtain a release so as to effectuate a sale or refinance of the subject Collateral Pool Property. Upon the release of a Lien on a Collateral Pool Property, if the owner of such Collateral Pool Property owns no other Collateral Pool Properties, such owner shall be released from its obligations under the Loan Documents, except as otherwise expressly provided in the Loan Documents. Notwithstanding the foregoing, under no circumstances may Borrower receive a release of the Security Instrument with respect to the last property in the Collateral Pool prior to the Maturity Date, unless Borrower has elected to terminate this Agreement under
SECTION 2.13 hereunder.

         2.11. Payment of the Loan Balance Without Termination.

         Borrower shall have the right to repay the outstanding principal balance of the Loan (subject to any Prepayment Fee due hereunder) without any release of any Lien, and subsequently reborrow hereunder, provided that, Borrower is at such time and thereafter remains in compliance with the provisions of this Agreement, including, without limitation, the obligations to pay all fees due and payable hereunder. Notwithstanding the foregoing, at any time that the Collateral Pool contains at least one property located in the State of Georgia, the outstanding balance of the Loan shall never be less than $1.00.

         2.12. Valuations.

         2.12.1. Timing and Procedure of Valuation.

         In addition to any other provisions requiring valuations hereunder, Lender shall perform, in accordance with its then current underwriting policies, practices and procedures consistently applied (utilizing a capitalization of net operating income to determine value), an annual valuation (the "Valuation") to determine the then Market Value of each of the Collateral Pool Properties, which Valuation shall be performed on or before August 31st of each calendar year during the term of this Agreement, commencing on or about August 31, 2004. In connection with such Valuation, Borrower shall deliver to Servicer on or before May 31st of the applicable calendar year, a current rent roll and a twelve (12) month operating statement with respect to each Collateral Pool Property, each certified by an Authorized Officer. Any operating statement required hereunder shall relate to the operations of the applicable Collateral Pool Property during the preceding calendar year. Without limiting the foregoing, each such rent roll and operating statement shall be in such form and contain such detail as Lender may reasonably require and Lender may require that any such rent rolls and operating statements shall be audited by an independent accountant acceptable to Lender. Notwithstanding the foregoing, in addition to an annual Valuation with respect to any particular Collateral Pool Property, Borrower may make one (1) request per Collateral Pool Property that Lender re-underwrite one or more of such Collateral Pool Properties in accordance with its then current underwriting policies, practices and procedures consistently applied (utilizing a capitalization of Net Operating Income to determine value) (any such re-underwriting, a "Re-Underwriting"), by delivering to Lender a written request therefor, at any time between January 15th and February 1st of the applicable year, which request shall specify the Collateral Pool Property(ies) which are to be subject to a Re-Underwriting and shall be accompanied by (i) a Re-Underwriting fee in the amount of Five Thousand and NO/100 Dollars ($5,000.00) and, if applicable, a Seismic Report Fee for each such Collateral Pool Property and (ii) the Underwriting Materials with respect to each such Collateral Pool Property, which materials shall be current as of February 1st (if Borrower is unable to submit all Underwriting Materials current as of February 1st with its request, Borrower shall have until no later than February 15th to submit all Underwriting Materials which are current through February 1st). Upon receipt of the Underwriting Materials, Servicer shall proceed to underwrite the applicable Collateral Pool Property(ies) on or prior to March 15th of such calendar year. Lender shall thereafter proceed to perform the Re-Underwriting of the applicable Collateral Pool Property(ies) on or before April 30th of such year.

         2.12.2. Valuations that Disclose a Decrease in Market Value.

         If any Valuation discloses that the Market Value of the Collateral Pool Properties has decreased below the then current Market Value thereof, the Maximum Facility Available shall be adjusted in accordance with the provisions hereof and in the event such decrease in Market Value shall cause Borrower to be in non-compliance with the Sublimits set forth in SECTION 2.5.1, Borrower shall within thirty (30) days of notice from Lender of such decrease, cure the same by bringing the Loan into compliance with the Sublimits by either (i) pledging collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, or (ii) prepaying so much of the Loan as is necessary to cause compliance with the Sublimits, each in accordance with the provisions of
SECTION 4.3.

         2.12.3. Valuations that Disclose an Increase in Market Value.

         If any Valuation(s) pursuant to SECTION 2.12.2 previously resulted in a decrease in the Market Value of any Collateral Pool Property (each such decrease in the aggregate, the "Valuation Caused Decrease"), and thereafter a Valuation discloses that the Market Value of any Collateral Pool Property has increased over the then current Market Value of such Collateral Pool Property, the Market Value of such Collateral Pool Property shall be deemed to have increased (the "Valuation Caused Increase"), without the payment of any Addition Fee to the extent of the Valuation Caused Decrease, and the Valuation Caused Decrease shall simultaneously be deemed reduced (but not below zero) by an amount equal to the Valuation Caused Increase. To the extent the Valuation Caused Increase exceeds the previous Valuation Caused Decrease, or if there was no previous Valuation Caused Decrease, then the Valuation Caused Increase shall be subject to an Addition Fee. The Addition Fee shall be due within thirty (30) days of Lender's notice of same.

         2.13. Termination.

         2.13.1. Borrower's Right to Terminate.

         Borrower shall have the right to terminate this Agreement and the parties' obligations under the Loan Documents provided that (i) Borrower delivers to Lender thirty (30) days advance written notice of its election to terminate specifying the Expiration Date and
(ii) Borrower repays all accrued interest on, and principal with respect to, the Loan in full, and performs all Obligations under this Agreement, the Revolving Credit Note and the other Loan Documents, including, but not limited to, Borrower's obligation to pay the Prepayment Fee, if any, and the liquidated Minimum Usage Fee, all as specified in SECTION 2.13.2. In the event that Borrower shall comply with the foregoing requirements, Lender shall release the Liens granted hereunder on the Expiration Date in accordance with SECTION 2.10. Without limiting any other provision contained herein to the contrary, in the event Borrower shall revoke any such request to terminate this Agreement and its obligations hereunder, Borrower shall pay all costs and expenses incurred by Lender and Servicer in connection with such revocation.

         2.13.2. Fees Due Upon Early Termination.

         In the event Borrower shall terminate this Agreement and the parties' obligations under the Loan Documents pursuant to the provisions of SECTION 2.13.1, Borrower shall pay (i) a Prepayment Fee with respect to each outstanding Base Rate Borrowing Tranche calculated in accordance with SECTION 4.4, and (ii) a liquidated Minimum Usage Fee to be calculated as the product of the lowest G-Fee shown on SCHEDULE 3.2 times a Borrowing Tranche to be assumed in an amount equal to the Deemed Minimum Loan Amount, as if this Agreement had not terminated, for each Month which will elapse from the Month in which such termination occurs through and including the Month of the Maturity Date, such liquidated Minimum Usage Fee to be discounted to net present value at a discount rate equal to the Treasury Rate, together with all accrued Minimum Usage Fees payable as of the date of such termination.

         2.14. Material Adverse Change to Borrower or a Collateral Pool
Property.

         If (i) Borrower or a Collateral Pool Property experiences a Material Adverse Change or (ii) a Material Adverse Change occurs with respect to this Agreement or any of the other Loan Documents taken as a whole, Borrower shall promptly notify Lender of the same in writing as soon as Borrower has notice thereof. If Lender shall receive notice of a Material Adverse Change in accordance with the preceding sentence, or otherwise becomes aware of a Material Adverse Change, which Material Adverse Change affects a Collateral Pool Property, Lender shall promptly conduct a Valuation of the affected Collateral Pool Property pursuant to SECTION 2.12. Until such time as such Valuation shall be completed the Collateral Pool Property which experienced the Material Adverse Change, or which is owned by a Borrower that experienced a Material Adverse Change, shall be deemed (but only for the purposes of determining whether any new borrowing request satisfies all of the Sublimits set forth in SECTION 2.5.1) to have a Market Value equal to a value to be reasonably determined and quantified by Lender upon the information then available to Lender. Lender shall promptly provide Borrower with written notice of the results of such Valuation. If the results of such Valuation disclose that the Market Value of the affected Collateral Pool Property has decreased, then the Market Value shall thereafter be deemed to be the amount shown in such Valuation. In the event that such Valuation hereunder shall cause Borrower to be in non-compliance with the Sublimits set forth in SECTION 2.5.1, Borrower shall, within fifteen (15) days of the notice of such valuation, cure the same by bringing the Loan into compliance with the Sublimits by either (i) pledging collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, or (ii) prepaying so much of the Loan as is necessary to cause compliance with the Sublimits, each in accordance with the provisions of SECTION 4.3. If Lender shall receive notice of a Material Adverse Change from Borrower hereunder, or otherwise becomes aware of a Material Adverse Change which affects Borrower or the enforceability of this Agreement or the other Loan Documents taken as a whole, Borrower shall immediately provide any information or documents reasonably requested by Lender, including, but not limited to, (a) with respect to a Material Adverse Change which affects Borrower, financial statements and Borrower's business plan to cure such Material Adverse Change or (b) with respect to a Material Adverse Change which affects the enforceability of this Agreement or the other Loan Documents taken as a whole, replacement documents in form and substance acceptable to Lender in its discretion, together with a legal opinion regarding the enforceability of such replacement documents, acceptable to Lender in its discretion.

         2.15. Release of Collateral Followed by a Permanent Loan.

         2.15.1. Permanent Loan.

         Borrower may request that Lender cause Servicer to make a permanent loan (the "Permanent Loan") to be secured by one or more Collateral Pool Properties designated by Borrower (the "Permanent Loan Collateral") to be simultaneously released from the Collateral Pool and encumbered in favor of Servicer as security for Borrower's obligations under the Permanent Loan, which request shall be made in accordance with the provisions of SECTION 2.15.2. The Permanent Loan shall be made in accordance with the terms and conditions of the Streamlined Refinancing Program. Notwithstanding the foregoing, under no circumstances may Borrower receive a release of the Security Instrument with respect to the last property in the Collateral Pool prior to the Maturity Date, unless Borrower has elected to terminate this Agreement under SECTION 2.13 hereunder.

         2.15.2. Procedure for Making a Permanent Loan.

         Borrower may request that Lender cause Servicer to make a Permanent Loan to Borrower, which request (i) shall be in writing, which writing shall specify (a) the Collateral Pool Property(ies) that will constitute the Permanent Loan Collateral, (b) the original principal amount of the requested Permanent Loan, which amount shall be greater than or equal to Five Million and NO/100 Dollars ($5,000,000.00), (c) the related reduction in the Maximum Facility Available, (d) whether Borrower has selected Lender's then current early rate lock delivery option, and (e) any payment or prepayment of a Borrowing Tranche, and (ii) shall be accompanied by (a) any fees then due and owing under Lender's Streamlined Refinancing Program for each Collateral Pool Property proposed by Borrower to be subject to the Permanent Loan, and (b) the Underwriting Materials. Following receipt of all of the items specified in (i) and (ii) of the previous sentence, Lender shall use its best efforts to consent to Borrower's request within sixty (60) days of such notice, provided that (1) at the time of such request no Event of Default or Potential Default exists, (2) the Permanent Loan shall be made in accordance with the terms and conditions of the Streamlined Refinancing Program, (3) after giving effect to such release no Event of Default or Potential Default shall exist and Borrower will be in compliance with all provisions hereof, including the Sublimits set forth in
SECTION 2.5.1, further provided that if any release occasioned by a Permanent Loan would otherwise cause Borrower to be in non-compliance with the Sublimits, Borrower shall have the opportunity to cure the same, prior to or simultaneously with the release and the consummation of the Permanent Loan (which shall occur pursuant to the Streamlined Refinancing Program), by either (A) pledging collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, or (B) prepaying so much of the Loan as is necessary to cause compliance with the Sublimits, each in accordance with the provisions of
SECTION 4.3, (4) Borrower shall provide evidence to Lender of title insurance in form and substance acceptable to Lender and in the face amount of the Permanent Loan, (5) the proposed Borrower under the Permanent Loan shall execute and deliver such documents as Lender, in its discretion, may request in order to evidence the making of the Permanent Loan and in order to grant Lender a first priority Lien on the real and personal property constituting the Permanent Loan Collateral subject, in each case, to any Permitted Exceptions, and (6) Borrower shall pay Lender any fees then due and owing under Lender's Streamlined Refinancing Program. Thereafter, Lender shall use its best efforts to consummate the Permanent Loan within thirty (30) days of the granting of Lender's consent hereunder. Notwithstanding the foregoing, in the event that Borrower selects Lender's then current early rate lock delivery option, Lender shall use its best efforts, subject to Borrower's timely compliance with Lender's requests, to lock the interest rate for the requested Permanent Loan within seven (7) Business Days of Borrower's notice hereunder. Any Permanent Loan granted pursuant to the foregoing provisions shall not reduce the Commitment hereunder. Simultaneous with the closing of the Permanent Loan, Lender shall release the Lien granted hereunder on the Permanent Loan Collateral.

3. INTEREST RATES

         3.1. Interest Rate.

         The interest rate on each Borrowing Tranche shall be either the Prime Rate or the Base Rate, as specified in the Loan Request. Interest rates under this Credit Agreement and the Revolving Credit Note shall be computed on the basis of a year of 360 days and actual days elapsed.

         3.2. Interest Rate Determinations.

         3.2.1. Prime Rate and Base Rate Determination.

         The initial Prime Rate applicable to any Borrowing Tranche hereunder shall equal the Prime Rate as of the Borrowing Date. The Prime Rate shall thereafter fluctuate in accordance with any changes to the Prime Rate as published from time to time during the term of the Prime Rate Borrowing Tranche. The Base Rate applicable to any Base Rate Borrowing Tranche hereunder shall, subject to the provisions set forth below, equal the Base Rate set forth in the Loan Request, which shall be the Base Rate as it exists on the date of the Loan Request. In the event that the Base Rate, as determined on the Borrowing Date, is more than twenty-five basis points (.0025) higher or lower than the Base Rate set forth in the Loan Request, the Base Rate shall be Base Rate as it exists on the Borrowing Date. Thereafter, (i) the portion of the Base Rate attributable to the Reference BillsSM Rate (or such alternative index as may be selected by Lender in accordance with the provisions of SECTION 3.4) for any Borrowing Tranche shall be redetermined as of each renewal of such Borrowing Tranche pursuant to SECTION 3.3.3 and (ii) the Margin for all Borrowing Tranches then outstanding shall be redetermined as of each determination and redetermination of the G-Fee. In all events, the same Margin shall apply to all Borrowing Tranches then outstanding. The portion of the Margin attributable to the G-Fee shall be determined based on the Facility Debt Service Coverage Ratio in accordance with the table set forth in SCHEDULE 3.2. The Facility Debt Service Coverage Ratio (but not Net Operating Income, which shall only be redetermined (a) on or before August 31st of each calendar year during the term of this Agreement, commencing on or about August 31, 2004 and (b) on each addition or deletion of a real property from the Collateral Pool pursuant to SECTIONS 2.9, 2.10 and 2.15 respectively), and the G-Fee for all Borrowing Tranches then outstanding and/or requested shall be determined and redetermined (1) as of each Loan Request, (2) as of each Renewal Request, (3) on or before August 31st of each calendar year during the term of this Agreement, commencing on or about August 31, 2004, (4) as of each addition or deletion of a real property to or from the Collateral Pool pursuant to SECTIONS 2.9, 2.10 and 2.15 respectively, and (5) as of each expiration of an Interest Period for any Base Rate Borrowing Tranche.

         3.2.2. Prime Rate, Base Rate and Margin Quotations.

         Borrower may call Lender on or before the date on which a Loan Request is to be delivered or prior to the end of an Interest Period, to receive both a calculation of the resulting Facility Debt Service Coverage Ratio for a proposed Prime Rate or Base Rate Borrowing Tranche and an indication of the rates then in effect, including the Margin, but it is acknowledged that such projection shall not be binding on Lender or Borrower, nor shall such projection affect the rate of interest which thereafter is actually in effect when the election is made.

         3.3. Interest Periods.

         Upon each Loan Request for a new Base Rate Borrowing Tranche, and upon each Renewal Request applicable to a Base Rate Borrowing Tranche (including, but not limited to, a Renewal Request pursuant to which Borrower shall convert all or a portion of the Prime Rate Borrowing Tranche to a Base Rate Borrowing Tranche), Borrower shall notify Lender of the period (the "Interest Period") (which may only be (i) a thirty (30) day, sixty (60) day or ninety (90) day period or (ii) subject to a four basis point ( .0004) increase in the G-Fee otherwise applicable to such Base Rate Borrowing Tranche, a one hundred and eighty (180) day or three hundred and sixty (360) day period) for which the Reference BillsSM Rate or LIBO Rate, as the case may be, shall be determined.

         3.3.1. Interest Period to End on a Business Day.

         If the last day of any Interest Period is not a Business Day, the Interest Period shall be deemed to mature on the Business Day immediately following such date.

         3.3.2. No Interest Periods Beyond the Expiration Date.

         Borrower shall not select or renew an Interest Period for any Base Rate Borrowing Tranche that would end after the Expiration Date. If at the time of any such selection or renewal the period of time remaining prior to the Expiration Date is less than thirty (30) days then such Borrowing Tranche shall bear interest at the Prime Rate. No Prime Rate Borrowing Tranche may remain outstanding in excess of thirty (30) days at any one time.

         3.3.3. Renewals.

         In the case of a redetermination of an Interest Period at the end of an Interest Period, for purposes of calculating interest due under the applicable Base Rate Borrowing Tranche the first day of the new Interest Period shall be the first Business Day immediately following the last day of the preceding Interest Period (such date, the "Renewal Date"). For each Base Rate Borrowing Tranche, if no new Interest Period is specified within two (2) Business Days prior to the last day of such Interest Period, by delivery to Lender via facsimile of a fully completed, authorized and executed request therefor (a "Renewal Request") in the form attached hereto as SCHEDULE 3.3.3, the Borrowing Tranche shall be renewed for an Interest Period of thirty (30) days at the Base Rate then applicable to a Borrowing Tranche disbursed on the applicable Renewal Date having a thirty (30) day Interest Period. Borrower may convert a Prime Rate Borrowing Tranche to a Base Rate Borrowing Tranche or a Base Rate Borrowing Tranche to a Prime Rate Borrowing Tranche by delivering to Lender via facsimile, a fully completed, authorized and executed Renewal Request in the form attached hereto as SCHEDULE 3.3.3. Notwithstanding anything contained herein to the contrary, (i) no Borrowing Tranche may be renewed with a principal amount of less than One Million and NO/100 Dollars ($1,000,000.00) and (ii) in the event the Facility Debt Service Coverage Ratio is less than 1.50 : 1:00 or the Loan to Value Ratio exceeds the Maximum Loan to Value Ratio, Borrower may renew or consolidate (but not increase the outstanding principal amount of) any Borrowing Tranche(s) then outstanding or convert some or all of the Prime Rate Borrowing Tranche, if then outstanding, to a Base Rate Borrowing Tranche having an Interest Period of thirty (30) days, all in accordance with the provisions of this SECTION 3.3.3, provided that, as of the date of such renewal or consolidation (a) no Event of Default or Potential Default, other than Borrower's failure to comply with SECTIONS 2.5.1.1 or 2.5.1.2, shall then exist,
(b) Borrower's failure to comply with SECTIONS 2.5.1.1 or 2.5.1.2 shall have been for a period of less than sixty (60) days, and (c) Borrower is otherwise in full compliance with all other terms and conditions of the Loan Documents, including the provisions of SECTION 4.5. Borrower may assure compliance with SECTIONS 2.5.1.1 and 2.5.1.2 pursuant to the provisions of SECTION 4.3.

         3.3.4. Interest After Default.

         So long as (i) any payment under this Agreement remains past due for thirty (30) days or more, or (ii) any other Event of Default has occurred and is continuing, interest on all Borrowing Tranches shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid installment or the occurrence of such other Event of Default at the default rate set forth in the Revolving Credit Note. If the unpaid principal balance and all accrued interest are not paid in full on the Expiration Date, the unpaid principal balance and all accrued interest shall bear interest from the Expiration Date at the default rate set forth in the Revolving Credit Note. Borrower acknowledges that (a) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (b) during the time that any installment is delinquent for more than thirty (30) days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender's ability to meet its other obligations and to take advantage of other investment opportunities, and (c) it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any installment is delinquent for more than thirty (30) days or any other Event of Default has occurred and is continuing, Lender's risk of nonpayment will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest set forth in the Revolving Credit Note represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Agreement, of the additional costs and expenses Lender will incur by reason of Borrower's delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

         3.3.5. Late Charge.

         If any amount payable under this Agreement, the Revolving Credit Note or any other Loan Document, other than the then outstanding amount of the Loan payable on the Expiration Date or upon acceleration of the Revolving Credit Note, is not received by Lender as provided in the Revolving Credit Note, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge as specified in the Revolving Credit Note. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable specified in the Revolving Credit Note represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Agreement, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the default rate specified in the Revolving Credit Note.

         3.4. Reference BillsSM Rate Unascertainable: Illegality; Increased
Costs.

         3.4.1. Unascertainable.

         In the event Freddie Mac shall at any time cease to designate any unsecured general obligations of Freddie Mac as "Reference BillsSM", at its option, Lender may (i) select from time to time another unsecured general obligation of Freddie Mac having original maturities, most comparable to the term of the Interest Period for the applicable Borrowing Tranche, and issued by Freddie Mac at regularly scheduled auctions within the sixty (60) day period prior to the first day of such Interest Period, and the term "Reference BillsSM" as used herein shall mean such other unsecured general obligations as selected by Lender; or (ii) for any one or more Interest Periods, use the applicable LIBO Rate for purposes of determining the Base Rate for such Interest Period(s). If Freddie Mac has not conducted an auction of its Reference BillsSM or other unsecured general obligations within sixty (60) days prior to the first day of the Interest Period for the proposed Borrowing Tranche, the Base Rate shall be determined as the LIBO Rate plus the Margin for such Interest Period(s).

         3.4.2. Illegality; Increased Costs.

         At any time at which (i) the Reference BillsSM Rate shall not be available and the Base Rate shall be determined based on the LIBO Rate in accordance with the provisions of SECTION 3.4.1 and (ii) Lender shall have also reasonably determined that (a) adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, (b) a contingency has occurred which materially and adversely affects the London interbank market, (c) the making, maintenance or funding of any Borrowing Tranche bearing interest in part at the LIBO Rate has been made unlawful by Lender's compliance in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official

Body (whether or not having the force of Law, but other than as a result of any misconduct by Lender), (d) the Base Rate as determined by the LIBO Rate will not adequately and fairly reflect the cost to Lender of the establishment or maintaining of any such Borrowing Tranche, or (e) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Borrowing Tranche are not available to Lender in the London interbank market, then Lender shall have the rights specified in SECTION 3.4.3.

         3.4.3. Lender's Rights.

         In the case of the events specified in items (i) and (ii) of SECTION
3.4.2 above, Lender shall promptly notify Borrower thereof. Upon the date as shall be specified in such notice, the obligation of Lender to make advances under any Borrowing Tranche(s) at the Base Rate shall be suspended until Lender shall have later notified Borrower of Lender's reasonable determination that the circumstances set forth in SECTION 3.4.2 no longer exist. If at any time Lender notifies Borrower that it has made a determination under SECTION 3.4.2, then with respect to any Loan Request previously submitted but not yet funded, and with respect to any Borrowing Tranche on which an Interest Period shall thereafter expire, each new or renewal Borrowing Tranche(s) shall thereafter bear interest at the Prime Rate and Borrower shall have the right to terminate this Agreement as provided in SECTION 4.6.2.

         3.4.4. Option to Select LIBO Rate.

         Notwithstanding anything in this SECTION 3.4 to the contrary, but subject to the provisions of SECTION 3.4.2, Borrower shall have the one-time option to select the LIBO Rate as the index for all Base Rate Borrowing Tranches. In order to change the index for purposes of determining the Base Rate from the Reference BillsSM Rate to the LIBO Rate, Borrower shall provide Lender and Servicer with at least thirty (30) days prior written notice, specifying its election together with the effective date of Borrower's election. Thereafter the LIBO Rate shall be the index rate for each Base Rate Borrowing Tranche resulting from a Loan Request or Renewal Request, as the case may be, received on or after the effective date specified in Borrower's notice. Borrower's election pursuant to this SECTION 3.4.4 shall be irrevocable for the term of the Loan.

4. PAYMENTS

         4.1. Payments.

         All payments and prepayments to be made in respect of principal, interest, Minimum Usage Fees, or other fees or amounts due from Borrower hereunder shall be due and payable on the date when due without presentment, demand, protest, or notice of any kind, including, but not limited to, notice of Lender's intent to accelerate Borrower's Obligations under the Loan and notice of such acceleration, all of which are hereby waived by Borrower (unless such presentment, demand, protest, or notice of any kind are expressly provided in the Loan Documents), and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to Lender in immediately available funds when due. Lender's Monthly


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

Payment Statement shall, in the absence of manifest error, be conclusive as to the amount of principal of and interest on the Loan and other amounts owing under this Agreement, provided that Borrower may challenge the accuracy of any Monthly Payment Statement within one (1) year of the date of such Monthly Payment Statement.

         4.2. Payment Dates.

         Subject to the provisions of SECTION 4.3, interest on the Loan shall be payable in arrears and shall be due, together with all other amounts set forth on the applicable Monthly Payment Statement, prior to 12:00 noon Eastern Time on the Business Day immediately prior to the first (1st) day of any calendar month during the term hereof (the "Payment Date"), and shall be paid by wire transfer of immediately available funds to an account specified by Servicer. Lender shall deliver to Borrower an invoice (the "Monthly Payment Statement") detailing the interest, Minimum Usage Fees, and other fees due and payable. Except in the case of a prepayment under SECTION 4.3, Lender shall deliver the Monthly Payment Statement detailing charges due for the current calendar month via fax at least five (5) Business Days prior to the first day of the succeeding calendar month. In the instance of a renewal of an Interest Period pursuant to SECTION 3.3.3, interest on such renewed Borrowing Tranche shall be due and payable on the next Payment Date, subject to any adjustments in interest rates, as if the Interest Period had not expired and then been renewed. Interest on prepayments under
SECTION 4.3 shall be due on the date such prepayment is due. Interest on the principal amount of the Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

         4.3. Prepayments.

         4.3.1. Voluntary Prepayments.

         Borrower shall have the right, at its option, from time to time to prepay the Loan in whole or part at any time, but no prepayment may be less than the outstanding principal balance and accrued interest of the applicable Borrowing Tranche(s) being prepaid. Whenever Borrower desires to prepay any part of the Loan, Borrower shall provide a prepayment notice to Lender by 12:00 Noon Eastern Time at least two (2) Business Days prior to the date of the proposed prepayment setting forth the following information:

         (x) the estimated date on which the proposed prepayment is to be made; and

         (y) a statement indicating the application of the prepayment to a particular Borrowing Tranche or Borrowing Tranches.

         All prepayment notices shall be irrevocable. The principal amount of the Borrowing Tranche(s) for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable by 12:00 Noon Eastern Time on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Lender shall, upon receipt of Borrower's notice, prepare and deliver to Borrower the same day via facsimile or other electronic transmittal a statement of interest due with respect to such prepayment, provided that in the event

Borrower's prepayment notice is not received by Lender prior to 12:00 Noon Eastern Time, Lender shall not be obligated to prepare and deliver such statement of interest until the Business Day following Lender's receipt of such notice.

         4.3.2. Mandatory Prepayment / Collateral Addition.

                  4.3.2.1. If at the time of the release of a portion of the Collateral pursuant to SECTION 2.10, Borrower shall be in violation of any of the Sublimits set forth in SECTION 2.5.1, Borrower may cure such violation prior to or simultaneously with such release by either (i) pledging collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, or (b) prepaying that portion of the Loan outstanding as is necessary to cause compliance with such Sublimit, without any Prepayment Fee or similar fee or penalty. Lender shall deliver to Borrower as soon as practicable, but in any event within two (2) Business Days prior to such release, a statement of the principal and interest due with respect to any required prepayment.

                  4.3.2.2. If at the time of a Material Adverse Change pursuant to SECTION 2.14, Borrower shall be in violation of any of the Sublimits set forth in SECTION 2.5.1, Borrower shall cure such violation within thirty (30) days of notice of such Material Adverse Change, by either (a) pledging collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion or (b) prepaying that portion of the Loan outstanding as is necessary to cause compliance with such Sublimit , without any Prepayment Fee or similar fee or penalty. Lender shall deliver to Borrower within two (2) Business Days following the notice of Material Adverse Change, as the case may be, a statement of the principal and interest due with respect to any required prepayment.

                  4.3.2.3. In the event of a casualty or condemnation affecting any of the Collateral Pool Properties, any award and/or proceeds payable with respect to such casualty or condemnation and applied to Borrower's Obligations in accordance with the provisions of the applicable Security Instrument shall be applied without any Prepayment Fee or other penalty, and this Agreement, and the parties' obligations under the Loan Documents, shall be terminated, at Borrower's election in accordance with SECTION 2.13.

                  4.3.2.4. Any mandatory prepayment of the Loan in accordance with the provisions of this SECTION 4.3.2 shall be applied, as directed by Borrower, to a particular Borrowing Tranche or Borrowing Tranches or, in the absence of any specific direction from Borrower, as selected by Lender in its sole discretion.

         4.4. Prepayment Fee.

         Unless Borrower (i) repays a Borrowing Tranche accruing interest at the Prime Rate, (ii) has elected to prepay in advance all of the interest, applicable to the particular Borrowing Tranche being prepaid, which would have otherwise accrued over the applicable Interest Period, or (iii) repays all or a part of a Borrowing Tranche upon the expiration of such Borrowing Tranche's Interest Period, any prepayment under SECTION 4.3 shall be accompanied by a prepayment fee (the "Prepayment Fee") which shall be determined in accordance with SCHEDULE 4.4. The Prepayment Fee shall not constitute the payment of interest and therefore shall not be included in the calculation of Facility Debt Service Coverage Ratio or the determination of Borrower's compliance with the Sublimits set forth in SECTION 2.5.1. In addition, upon Lender's exercise of any right of acceleration under this Agreement, the Revolving Credit Note, or any other Loan Document following an Event of Default, Borrower shall pay to Lender the Prepayment Fee on all Base Rate Borrowing Tranches outstanding at the time of acceleration in addition to all interest accrued thereon, and all other sums and fees payable to Lender hereunder, in lieu of determining the same based on the principal amounts being prepaid under the Revolving Credit Note as specified in SCHEDULE 4.4.

         4.5. Additional Payment Obligations.

         Notwithstanding anything to the contrary set forth herein or in
SCHEDULE 3.2, if and for so long as Lender shall determine in accordance with the provisions of SECTION 3.2.1 that the Facility Debt Service Coverage Ratio is less than 1.50 : 1.00 or the Loan to Value Ratio exceeds the Maximum Loan to Value Ratio, the G-Fee applicable to all Base Rate Borrowing Tranches then outstanding (and thereafter renewed) shall increase by an additional one hundred basis points (.01) over the highest G-Fee shown on SCHEDULE 3.2, further increased, if at all, in accordance with SCHEDULE 3.2, as a result of the duration of such Base Rate Borrowing Tranche(s), unless Borrower cures such non-compliance within fifteen (15) days of receipt of notification of such non-compliance. In the event that the Facility Debt Service Coverage Ratio shall continue to be less than 1.50 : 1.00 or the Loan to Value Ratio shall exceed the Maximum Loan to Value Ratio for a period of sixty (60) consecutive days, the same shall constitute an Event of Default (without any additional notice of cure period).

         4.6. Additional Compensation in Certain Circumstances.

         4.6.1. Increased Costs Resulting from Taxes, Etc.

         If any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any written request or directive of any Official Body (other than as a result of any misconduct by Lender) which is applicable to
Lender:

                  4.6.1.1. subjects Lender to any tax or changes the basis of taxation with respect to this Agreement, the Revolving Credit Note, the Loan or payments by Borrower of any principal, interest, fees, or other amounts due from Borrower hereunder or under the Revolving Credit Note (except for taxes on the overall net income of Lender);

                  4.6.1.2. imposes upon Lender any condition or denies Lender any right, the result of which is to increase the cost to, reduce the income receivable by, or impose any expense (including breakage costs) upon Lender with respect to this Agreement, the Revolving Credit Note or the making, maintenance or funding of any Borrowing Tranche by an amount which Lender in its discretion deems to be material;

then Lender shall from time to time notify Borrower of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by Lender to be necessary to compensate Lender for such increase in cost. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by Borrower to Lender thirty (30) days after such notice is given.

         4.6.2. Termination.

         Upon the occurrence of any event described in SECTION 4.6.1 and SECTION 3.4.3, Borrower may elect to terminate this Agreement and the parties' obligations under the Loan Documents, in accordance with the provisions of
SECTION 2.13, and Borrower's obligations hereunder shall terminate upon Borrower's repayment in full of the Loan. Notwithstanding anything in SECTION
2.13 to the contrary, a termination of this Agreement upon the occurrence of an event described in SECTION 4.6.1 or 3.4.3 shall not result in any fees otherwise payable under SECTION 2.13.2.

         In addition to the compensation required by SECTION 4.6.1, Borrower shall jointly and severally indemnify Lender and Servicer against all liabilities, losses or expenses (including breakage costs) which Lender and/or Servicer sustains or incurs as a consequence of any:

                  4.6.2.1. attempt by Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Request under
SECTION 2.5, any request to release a Collateral Pool Property under SECTION 2.10, or notice relating to prepayments under SECTION 4.3, or

                  4.6.2.2. default by Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of Borrower to pay when due (by acceleration or otherwise) any principal, interest, Prepayment Fee, Minimum Usage Fee or any other amount due hereunder.

         If Lender sustains or incurs any such loss or expense, it shall from time to time notify Borrower of the amount determined in good faith by Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as Lender shall deem reasonable) to be necessary to indemnify Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination (which shall be conclusive absent manifest error). Such amount shall be due and payable by Borrower to Lender thirty (30) days after such notice is given.

5. CONDITIONS OF LENDING

         The obligation of Lender to fund any Borrowing Tranche(s) hereunder is subject to the performance by Borrower of its Obligations to be performed hereunder at or prior to the funding of any such Borrowing Tranche(s) and to the satisfaction of the following further conditions:

         5.1. Initial Borrowing Tranche.

         On the Closing Date:

         5.1.1. Delivery of Loan Documents.


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

         All Loan Documents not previously executed and delivered to Lender shall have been duly executed and delivered to Lender, together with all appropriate financing statements.

         5.1.2. Validity of Representations.

         The representations and warranties of Borrower contained in SECTION 6 and in each of the other Loan Documents shall be true and accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and Borrower shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist.

         5.1.3. Officer's Certificate.

         There shall be delivered to and for the benefit of Lender a certificate, in form and substance acceptable to Lender, dated the Closing Date and signed by an Authorized Officer, certifying as appropriate as to:

                  5.1.3.1. all required actions taken by Borrower in connection with this Agreement and the other Loan Documents;

                  5.1.3.2. the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of Borrower for purposes of this Agreement and the true signatures of such Authorized Officers, on which Lender may conclusively rely;

                  5.1.3.3. copies of the organizational documents of Borrower including its certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement, as applicable, as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of Borrower in each state where organized or qualified to do business and bring-down certificates by facsimile dated within thirty (30) days of the Closing Date, all of which shall be attached to such officer's certificate; and

                  5.1.3.4. the matters described in SECTION 5.1.8.

         5.1.4. Opinion of Counsel.

         There shall be delivered to Lender, a written opinion of counsel for Borrower dated the Closing Date and in form and substance satisfactory to Lender and its counsel as to matters customary to the transactions contemplated herein, or as Lender may reasonably request.

         5.1.5. Legal Details.

         All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to Lender and counsel for Lender, and Lender shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to Lender and said counsel, as Lender or said counsel may reasonably request.

         5.1.6. Payment of Fees.

         Borrower shall have paid or caused to be paid to Lender and Freddie Mac to the extent not previously paid all fees accrued through the Closing Date and all of Lender's and Freddie Mac's costs and expenses, including, but not limited to, attorneys' fees, title insurance premiums, surveys, appraisals, all costs incurred in obtaining environmental, engineering and credit reports, all third party due diligence costs and other costs and expenses incurred by either Lender or Freddie Mac in connection with the closing of this Loan.

         5.1.7. Consents.

         All material consents required to effectuate the transactions contemplated hereby shall have been obtained.

         5.1.8. No Material Adverse Change.

         Other than previously disclosed in writing to Lender, since the date of Borrower's submission of the Underwriting Materials in connection with this Loan, no Material Adverse Change shall have occurred and there shall have been no material change in the management of Borrower.

         5.1.9. No Violation of Laws.

         The making of the Loan shall not contravene any Law applicable to Borrower, its Affiliates or Lender.

         5.1.10. No Actions or Proceedings.

         No action, proceeding, investigation, regulation or legislation shall have been instituted, or, to Borrower's Knowledge threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

         5.1.11. Collateral Initially Included in Collateral Pool.

         With respect to the Collateral which is part of the Collateral Pool at Closing, Borrower shall have delivered all Underwriting Materials required hereunder for inclusion of such Collateral into the Collateral Pool, and Lender shall have approved the inclusion therein.

         5.1.12. Other Conditions.

         Borrower shall have satisfied such other reasonable conditions as required by Lender or Lender's legal counsel.

         5.2. Each Subsequent Borrowing Tranche.

         At the time of funding of any Borrowing Tranche (excluding renewals, conversions and continuances of any outstanding Borrowing Tranche(s) which do not increase the outstanding principal amount of the Loan made hereunder) other than the funds advanced on the Closing Date, and after giving effect to the proposed extensions of credit: (i) the representations and warranties of Borrower contained in SECTION 6 and in the other Loan Documents shall be true and correct in all material respects on and as of the date of the funding of any such Borrowing Tranche with the same effect as though such representations and warranties had been made on and as of the date of the funding of any such Borrowing Tranche (except representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein and except such changes as would not constitute a Material Adverse Change) and Borrower shall have performed and complied with all covenants and conditions hereof; (ii) no Event of Default or, to Borrower's Knowledge, Potential Default shall have occurred and be continuing or shall exist; (iii) the funding of any Borrowing Tranche shall not contravene any Law applicable to Borrower, its Affiliates or Lender; (iv) Borrower shall have delivered to Lender a duly executed and completed Loan Request or Renewal Request, as the case may be; and (v) Borrower shall have paid all fees and expenses incurred by Lender or Servicer in connection therewith.

6. REPRESENTATIONS AND WARRANTIES

         6.1. Representations and Warranties.

         Borrower represents and warrants to Lender as follows:

         6.1.1. Organization and Qualification.

         Borrower is a corporation, partnership, limited liability company, or real estate investment trust, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization or formation, as the case may be, and Borrower has the lawful power to own or lease the Collateral Pool Properties and to engage in the business it presently conducts or proposes to conduct. Borrower is duly licensed or qualified and in good standing in all jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary and where the failure to be so qualified would result in a Material Adverse Change.

         6.1.2. Single Purpose Entity.

         Borrower, other than Summit Properties, is a single purpose entity, with a purpose limited to owning, maintaining and operating only the Collateral Pool Properties.

         6.1.3. Power and Authority.

         Borrower has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Loan contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

         6.1.4. Validity and Binding Effect.

         This Agreement has been duly and validly executed and delivered by Borrower and each other Loan Document which Borrower is required to execute and deliver on or after the date hereof will have been duly executed and delivered by Borrower on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of Borrower on and after its date of delivery thereof, enforceable against Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance. There is no offset, defense, counterclaim or right of rescission with respect to any of the Loan Documents.

         6.1.5. No Conflict.

         Neither the execution and delivery of this Agreement or the other Loan Documents by Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach or violation of (i) the terms and conditions, as applicable, of the certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of Borrower, (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which Borrower is a party or is subject, or by which Borrower is bound, or
(iii) result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of Borrower (other than Liens granted under the Loan Documents), nor will they result in or require (except as specifically contemplated by this Agreement) the creation or imposition of any lien of any nature upon any of the collateral of Borrower.

         6.1.6. Litigation.

         There are no actions, suits, proceedings or investigations pending, or to Borrower's Knowledge threatened, against Borrower or its Affiliates at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. Neither Borrower nor its Affiliates are in violation of any order, writ, injunction or decree of any Official Body which may result in any Material Adverse Change.

         6.1.7. Title to Collateral Pool Properties.

         Borrower has good and marketable title to all Collateral Pool Properties and to all other assets which it purports to own or which are reflected as owned on its books and records, free and clear of all Liens and encumbrances except the Permitted Exceptions. The Permitted Exceptions do not and will not materially and adversely affect (i) the ability of Borrower to pay in full all sums due under the Revolving Credit Note or any of its other Obligations in a timely manner, (ii) the use of any Collateral Pool Property for the use currently being made thereof, (iii) the operation of any Collateral Pool Property as currently being operated, or (iv) the value of any Collateral Pool Property.

         6.1.8. Use of Proceeds.

         Borrower intends to use the proceeds of the Loan in accordance with
SECTION 2.8.

         6.1.9. Full Disclosure.

         Neither this Agreement nor any other Loan Document, nor any material certificate, statement, agreement or other documents furnished to Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Borrower which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of Borrower, or any of its Affiliates which has not been set forth in this Agreement or in the certificates, statements, agreements, financial projections or other documents furnished in writing to Lender prior to or at the date hereof in connection with the transactions contemplated hereby.

         6.1.10. Taxes.

         All federal, state, local and other tax returns required to have been filed with respect to Borrower and its Affiliates have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of Borrower, or its Affiliates for any period.

         6.1.11. Consents and Approvals.

         Except for the filing of financing statements and the relevant Collateral Pool Property Documents in the appropriate state and county filing offices, there are no other filings, consents or approvals necessary for the execution of this Agreement by Borrower or its performance hereunder or under the Loan Documents, all of which shall have been obtained or made on or prior to the Closing Date.

         6.1.12. No Event of Default; Compliance with Instruments.

         No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date or thereafter under or pursuant to the Loan Documents, which constitutes an Event of Default or a Potential Default. Neither Borrower, nor any of its Affiliates is, by execution of this Agreement and the Collateral Pool Property Documents, as applicable, in violation of (i) any term of its certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it, or any of its Collateral Pool Properties, may be subject or bound where such violation would constitute a Material Adverse Change.

         6.1.13. Security Interests.

         The Liens and security interests granted to and for the benefit of Lender pursuant to the Loan Documents constitute and will continue to constitute first priority security interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other Law, entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law, subject to the Permitted Exceptions. Upon the filing of financing statements relating to said security interests in each office in which filing is required under the Uniform Commercial Code all such action as is necessary or advisable to establish such rights of Lender will have been taken, and there will be, upon execution and delivery of the Loan Documents, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six (6) months prior to the expiration of such filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by Borrower. All continuations and any assignments of any such financing statements have been or will be timely filed or refiled, as appropriate, in the appropriate recording offices. Without limiting the foregoing representations and warranties, Borrower hereby authorizes Lender to file financing statements, continuation statements and financing statement amendments, in such form as Lender may require to perfect or continue the perfection of such security interests and in all events without Borrower's signature.

         6.1.14. Mortgage Liens.

         The Liens granted to and for the benefit of Lender pursuant to the Collateral Pool Property Documents constitute a valid first priority Lien under applicable Law, subject to any Permitted Exceptions. All such action as will be necessary or advisable to establish such Lien of Lender and its priority as described in the preceding sentence will be taken at or prior to the time required for such purpose, and there will be as of the date of execution and delivery of the Collateral Pool Property Documents no necessity for any further action in order to protect, preserve and continue such Lien and such priority (except for the timely filing in the required offices of Uniform Commercial Code financing statement continuations). All filing fees and other expenses in connection with each such action have been or will be paid by Borrower.

         6.1.15. Insurance.

         All insurance policies and other bonds to which Borrower and its Affiliates are a party are valid and in full force and effect. No notice has been given, no claim has been made, and no grounds exist, to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of Borrower and its Affiliates in accordance with prudent business practice in the industry of Borrower and its Affiliates.

         6.1.16. Material Contracts; Burdensome Restrictions.

         All material contracts relating to Borrower and its Affiliates, taken as a whole, are valid, binding and enforceable upon Borrower and such Affiliates, as applicable, and, to Borrower's Knowledge, each of the other parties thereto in accordance with their respective terms (except as disclosed in writing by Borrower to Lender prior to the date hereof). There is no default under any such contracts by Borrower, or to Borrower's Knowledge by any of the other parties thereto, except for defaults which would not result in a Material Adverse Change. Neither Borrower nor any of its Affiliates is bound by any contractual obligation, or subject to any restriction in any organizational document, or any requirement of Law, which is reasonably expected to result in a Material Adverse Change.

         6.1.17. Investment Companies; Regulated Entities.

         Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." Borrower is not subject to any other federal or state statute or regulation limiting its ability to incur any debt.

         6.1.18. Pension Plans and Benefit Arrangements.

         The representations and warranties set forth in this SECTION 6.1.18 shall only apply to the extent Borrower is at any time, and from time to time, subject to the provisions of ERISA.

                  6.1.18.1. Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Pension Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Pension Plan or, with respect to any Multiemployer Plan, which could result in any material liability of Borrower or any other member of the ERISA Group. Borrower and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or any Law pertaining thereto. With respect to each Pension Plan and Multiemployer Plan, Borrower and each member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                  6.1.18.2. Each Multiemployer Plan is able to pay benefits thereunder when due.

                  6.1.18.3. Neither Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Pension Plan.

                  6.1.18.4. No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Pension Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Pension Plan.

                  6.1.18.5. The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Pension Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Pension Plan, does not exceed the aggregate fair market value of the assets of such Pension Plan.

                  6.1.18.6. Neither Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan. Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan that such Multiemployer Plan has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                  6.1.18.7. To the extent that any Benefit Arrangement is insured, Borrower and all members of the ERISA Group have paid when due all premiums required to be paid for all periods through and including the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                  6.1.18.8. All Pension Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and any Law.

         6.1.19. Other Indebtedness.

         Other than the Loan, no Borrower other than Summit Properties has incurred any debt other than (i) unsecured trade debt incurred in the ordinary course of business and (ii) subordinate intercompany debt.

         6.1.20. Solvency.

         Borrower is Solvent. After giving effect to the transactions contemplated by the Loan Documents, including the Loan incurred thereunder and the Liens granted to and for the benefit of Lender, Borrower will be Solvent. Borrower has not entered into this Credit Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Borrower does not intend to, and Borrower does not believe that it will, incur debts and liabilities beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

         6.1.21. Agreements.

         Borrower is not a party to any agreement or instrument or subject to any restriction which is likely to result in a Material Adverse Change. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any indenture, agreement or instrument to which it is a party or by which Borrower or any Collateral Pool Property is bound.

         6.1.22. No Bankruptcy Filing.

         Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property of Borrower and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower.

         6.1.23. Formation.

         Summit Properties Partnership, L.P. was formed in the State of Delaware, Summit Sweetwater,LLC and Summit Shiloh, LLC were formed in the State of Georgia, Summit Grandview, LLC was formed in the State of North Carolina, and Portofino Place, Ltd. was formed in the State of Florida.

         6.1.24. Compliance.

         Borrower, each Collateral Pool Property and the use thereof and operations thereat by Borrower, comply in all material respects with all applicable Laws. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Official Body, the violation of which is reasonably likely to result in a Material Adverse Change. All required permits, licenses, and certificates for the lawful use and operation of the Collateral Pool Properties, including, but not limited to, certificates of occupancy, apartment licenses, or the equivalent have been obtained and are in full force and effect.

         6.1.25. Not a Foreign Person.

         Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

         6.1.26. Labor Matters.

         Borrower is not a party to any collective bargaining agreements.

         6.1.27. Condemnation.

         No taking, condemnation or eminent domain proceeding has been commenced or, to Borrower's Knowledge, is contemplated with respect to all or any portion of any Collateral Pool Property or for the relocation of roadways providing access to any Collateral Pool Property.

         6.1.28. Utilities and Public Access.

         Each Collateral Pool Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities as are adequate for full utilization of such Collateral Pool Property for its use as a multifamily residential property. All public utilities necessary to the continued use and enjoyment of each Collateral Pool Property as presently used and enjoyed are connected so as to serve each Collateral Pool Property either (i) without passing over other property or, (ii) if such utilities pass over other property, pursuant to valid easements. All roads necessary for the full utilization of each Collateral Pool Property for its current purpose have been completed and dedicated to public use and accepted by all Official Bodies or are the subject of access easements for the benefit of such Collateral Pool Property.

         6.1.29. No Joint Assessment; Separate Lots.

         Borrower has not and shall not suffer, permit or initiate the joint assessment of any Collateral Pool Property with any other real estate property constituting a separate tax lot. Each Collateral Pool Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

         6.1.30. Assessments.

         Except as disclosed in the title insurance policies, there are no pending or, to the Borrower's Knowledge proposed special or other assessments for public improvements or otherwise affecting any Collateral Pool Property, nor, to Borrower's Knowledge are there any contemplated improvements to any Collateral Pool Property that may result in such special or other assessments.

         6.1.31. No Liabilities.

         No Borrower, other than Summit Properties, has any liabilities or obligations including, without limitation, contingent obligations (including, without limitation, liabilities or obligations in tort, in contract, at law, in equity, pursuant to a statute or regulation, or otherwise) other than those liabilities and obligations expressly permitted by this Agreement.

         6.1.32. No Prior Assignment.

         As of the Closing Date, (i) Lender shall be assignee of Borrower's interest under any leases with respect to the Collateral Pool Properties, and
(ii) there are no prior assignments of any such leases or any portion of the rents due and payable thereunder or to become due and payable thereunder which are presently outstanding.

         6.1.33. Certificate of Occupancy.

         All permits necessary to use and operate the Collateral Pool Properties for the uses described in SECTION 2.8, have been issued or have been permanently waived and all such permits are in full force and effect. The use being made of each Collateral Pool Property is in conformity in all respects with the certificate of occupancy and/or permits for such Collateral Pool Property and any other restrictions, covenants or conditions affecting such Collateral Pool Property, including without limitation, the applicable zoning and land use ordinances. Each Collateral Pool Property contains all equipment necessary to use and operate such Collateral Pool Property in a first-class manner. Borrower will continue to operate each Collateral Pool Property in the manner in which it is presently being operated.

         6.1.34. Intellectual Property.

         All trademarks, trade names and service marks that Borrower owns or has pending, or under which Borrower is licensed, are in good standing and uncontested. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to any asserted trademarks, trade names or service marks of others. To Borrower's Knowledge there is no infringement by others of any trademarks, trade names or service marks of Borrower which are likely to have a material adverse effect on the ownership or operation of the Collateral Pool Properties.

         6.1.35. Conduct of Business.

         No Borrower, other than Summit Properties, conducts its business "also known as", "doing business as" or under any other name.

         6.1.36. Intentionally Omitted.

         6.1.37. No Default.

         The execution, delivery and performance of the obligations imposed on Borrower, if any, under this Agreement, the Revolving Credit Note and the other Loan Documents will not cause Borrower to be in default under the provisions of any agreement, judgment or order to which Borrower is a party or by which Borrower is bound. There is no litigation or other claim pending before any court or administrative or governmental body or overtly threatened by a written communication against Borrower, any Collateral Pool Property, or any other property of Borrower which would result in a Material Adverse Change or which is not covered by insurance (subject to reasonable and customary deductibles).

         6.1.38. Condition of the Collateral Pool Properties.

         To the extent that any Collateral Pool Property has been damaged by fire, water, wind, earthquake or other cause of loss, such Collateral Pool Property has been fully restored.

         6.1.39. Non-Residential Leases.

         Each Collateral Pool Property is a multi-family housing project. Gross income derived from commercial space, if any, located in any Collateral Pool Property shall not exceed fifty percent (50%) of the total gross income of such Collateral Pool Property. Neither Borrower, nor any general partner, managing member or principal thereof is an Affiliate or otherwise related to the lessee under any leases for laundry equipment, telecommunications, television or similar systems on or about any of the Collateral Pool Properties.

         6.1.40. No Low Income Housing Tax Credit.

         Except as disclosed to Lender in writing, Borrower has not claimed, nor does Borrower intend to claim a low income housing tax credit for any of the Collateral Pool Properties under Section 42 of the Internal Revenue Code of 1986, or any successor Section thereto. Should Borrower later decide to pursue claiming such a tax credit, Borrower will not proceed without obtaining Lender's prior written consent to do so, to be granted in Lender's sole discretion.

         6.1.41. No Restrictions.

         Except as disclosed to Lender in writing, there are no rent level restrictions or tenant income restrictions on any Collateral Pool Property.

         6.1.42. No Adverse Affect on the Loan.

         Nothing involving the Collateral Pool Properties, Borrower or Borrower's credit standing may be reasonably expected to (i) cause any payments under this Agreement, the Revolving Credit Note or any other Loan Documents to become delinquent or (ii) adversely affect the Market Value of any Collateral Pool Property.

         6.1.43. Term of Leases.

         Except as disclosed to Lender in writing, all residential leases with respect to the Collateral Pool Property are for terms of two (2) years or less.

         6.2. Updates.

         Borrower shall provide with each Loan Request that will result in an increase in the Loan, written revisions to any representations or warranties in this Agreement which have become outdated or incorrect in any material respect. In addition, should any such updates, corrections or additions relate to a matter which would be a Material Adverse Change, Borrower shall promptly provide Lender in writing with such revisions as may be necessary or appropriate, to correct or update same. Notwithstanding the providing of revised information, a breach of warranty or representation resulting from the prior inaccuracy or incompleteness shall not be deemed to have been cured thereby or waived by Lender unless and until Lender, in its sole and absolute discretion, shall have accepted in writing such revisions or updates; further provided that no representation or warranty shall be deemed to have been updated by any such revision unless and until Lender funds the additional Loan Request.

         6.3. Survival of Representations and Warranties.

                  Borrower agrees that (i) all of the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents delivered on the Closing Date are made as of the Closing Date (except as expressly otherwise provided) and (ii) all representations and warranties made by Borrower shall survive the delivery of the Revolving Credit Note and continue (a) for so long as any amount remains owing to Lender under this Agreement, the Revolving Credit Note or any of the other Loan Documents or (b) until the date on which Lender releases all assets in the Collateral Pool from any Lien securing the Loan Documents pursuant to the provisions of SECTION 2.10 or SECTION 2.15, whichever is later. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

7. COVENANTS

         7.1. Covenants.

         Borrower covenants and agrees that until the later of (i) payment in full of the Loan and interest thereon, and satisfaction of all of the other Obligations of Borrower under the Loan Documents and (ii) the Expiration Date, Borrower shall comply at all times with the following covenants:

         7.1.1. Preservation of Existence.

         Borrower shall, and shall cause each of its Affiliates to, maintain its legal existence as a corporation, general or limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary unless the failure to maintain the same shall not result in a Material Adverse Change to Borrower or any Collateral Pool Property.

         7.1.2. Maintenance of Collateral Pool Properties and Leases.

         Borrower (i) shall not commit waste or permit impairment or deterioration of the Collateral Pool Properties, (ii) shall not abandon any Collateral Pool Property, (iii) shall promptly, fully and completely restore or repair, in a good and workmanlike manner, any damaged, unusable, or contaminated part of any Collateral Pool Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not the damage was insured or whether insurance proceeds or condemnation awards are available to cover any costs of such restoration or repair (provided that Lender shall make any insurance proceeds or condemnation awards received by Lender available to Borrower for restoration and repair), (iv) shall keep the Collateral Pool Properties in good repair (normal wear and tear excepted), including the replacement of any personalty and fixtures located on any Collateral Pool Property with items of equal or better function and quality, (v) shall provide for professional management of the Collateral Pool Properties by a residential rental property manager satisfactory to Lender under a contract approved by Lender in writing (provided that Lender's approval is not required for a manager or a management agreement where an Affiliate of Borrower is the manager), (vi) shall not change the use of any Collateral Pool Property as a multi-family residential property, (vii) shall give notice to Lender of and, unless otherwise directed in writing by Lender, shall appear in and defend any action or proceeding purporting to affect any Collateral Pool Property, Lender's security or Lender's rights under this Agreement, and (viii) shall make any reasonable repairs to a Collateral Pool Property which is requested by Lender. Borrower shall not (and shall not permit any tenant or other person to) remove, demolish or alter any Collateral Pool Property or any part thereof except in connection with the replacement of tangible personalty.

         7.1.3. Collateral Agreements.

         Borrower shall deposit with Lender such amounts as may be required by any Collateral Agreement and shall perform all other obligations of Borrower under each Collateral Agreement.

         7.1.4. Inspection Rights.

         Lender, its agents, representatives, and designees may make or cause to be made entries upon and inspections of any Collateral Pool Property (including environmental inspections and tests) during normal business hours, or at any other reasonable time.

         7.1.5. Intentionally Omitted.

         7.1.6. Use of Proceeds.

         Borrower will use the proceeds of the Loan only for lawful purposes in accordance with SECTION 2.8 hereof.

         7.1.7. Further Assurances.

         Borrower shall, from time to time, at its expense, faithfully preserve and protect Lender's Lien on and security interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Exceptions, and shall do such other acts and things as Lender in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral, provided that
(i) the terms and conditions of this Agreement and the other Loan Documents are not changed thereby, (ii) Lender will use its best efforts to minimize costs and expenses incurred in connection with a request under this subsection, and (iii) Borrower's obligations hereunder or under any other Loan Documents are not increased or otherwise adversely affected thereby except for incidental costs and expenses such as recording fees and reasonable attorneys' fees and expenses.

         7.1.8. Collateral Pool Properties.

                  7.1.8.1. Borrower shall be in compliance with the Sublimits set forth in SECTION 2.5.1 at such times as expressly required in this Agreement; and

                  7.1.8.2. Borrower shall own at all times the entire equity interest in each Collateral Pool Property.

         7.1.9. Subsequent Periodic Valuations.

         Borrower shall cooperate with Lender and its agent and provide such information in its possession as such parties shall reasonably require to complete a new Valuation for each Collateral Pool Property.

         7.1.10. Special ERISA Related Covenants.

         The covenants set forth in this SECTION 7.1.10, shall only apply to the extent Borrower is at any time and from time to time subject to the provisions of ERISA.

                  7.1.10.1. Borrower shall at all times be a "real estate operating company" within the meaning of such term contained in 29 CFR ss. 2510.3-101(d) or an entity whose underlying assets are not deemed to be assets of a Pension Plan as defined in Section 3(3) of ERISA.

                  7.1.10.2. Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Pension Plans and Benefit Arrangements. Without limiting the generality of the foregoing, Borrower shall cause all of its Pension Plans and all Pension Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Pension Plans, Benefit Arrangements and Multiemployer Plans.

                  7.1.10.3. Borrower and members of the ERISA Group shall not:

                           (i) fail to satisfy the minimum funding requirements
                  of ERISA and the Internal Revenue Code with respect to any Pension Plan;

                           (ii) request a minimum funding waiver from the
                  Internal Revenue Service with respect to any Pension Plan;

                           (iii) engage in a Prohibited Transaction with any
                  Pension Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                           (iv) permit the aggregate actuarial present value of
                  all benefit liabilities (whether or not vested) under each Pension Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Pension Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Pension Plan;

                           (v) fail to make when due any contribution to any
                  Multiemployer Plan that Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                           (vi) withdraw (completely or partially) from any
                  Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple

                  Employer Pension Plan (as such term is defined in ERISA), where any such withdrawal is likely to result in a material liability of Borrower or any member of the ERISA Group;

                           (vii) terminate, or institute proceedings to
                  terminate, any Pension Plan, where such termination is likely to result in a material liability to Borrower or any member of the ERISA Group;

                           (viii) make any amendment to any Pension Plan with
                  respect to which security is required under Section 307 of ERISA; or

                           (ix) fail to give any and all notices and make all
                  disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

         7.1.11. Indebtedness.

         No Borrower other than Summit Properties shall at any time create, incur, assume or suffer to exist any indebtedness, except:

                  7.1.11.1. Indebtedness under the Loan Documents;

                  7.1.11.2. Trade debt incurred in the ordinary course of business and any subordinate intercompany debt.

         7.1.12. Liens.

         No Borrower other than Summit Properties shall at any time crate, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except the Permitted Exceptions. Upon Lender's reasonable request, which request shall not be made more frequently than annually unless Lender has a reasonable suspicion of a title defect, Borrower shall promptly perform or cause to be performed, at Borrower's sole cost and expense, a title search satisfactory to Lender, demonstrating compliance with the provisions of this SECTION 7.1.12.

         7.1.13. Liquidations, Mergers, Consolidations, Acquisitions.

         No Borrower shall dissolve, liquidate or wind-up its affairs. No Borrower may become a party to any merger or consolidation unless such Borrower is either directly or indirectly the surviving entity. Notwithstanding anything in the foregoing to the contrary, Summit Properties may merge with another publicly-held corporation (the "Merger Partner") regardless of whether or not Summit Properties is the surviving entity, provided that (i) neither the Merger Partner nor any of its principals (officers, directors or shareholders able to exert management influence or control) or affiliates has (A) materially defaulted during the ten (10) year period prior to the date of the proposed merger under any loan from Freddie Mac or proffered a deed in lieu of foreclosure in satisfaction of any loan from Freddie Mac, or (B) been found liable in any malfeasance litigation including, without limitation, breach of fiduciary duty or fraud or convicted in any suit alleging criminal misconduct, or been the subject of a government enforcement action, or (C) has filed a petition seeking reorganization or liquidation under applicable bankruptcy laws, or had an involuntary bankruptcy petition filed against it which was not dismissed within ninety (90) days of filing or, made a general assignment for the benefit of creditors, and (ii) the "Net Worth" of the surviving entity of such merger is equal to or greater than the Net Worth of Summit Properties prior to such merger. Net Worth, for the purposes of the preceding sentence, shall mean assets plus accumulated depreciation less liabilities. Notwithstanding the foregoing, any Borrower which is an Affiliate of Summit Properties may be merged into Summit Properties at any time. Borrower shall notify Lender promptly of the occurrence of any merger or consolidation permitted hereunder, together with copies of all relevant documentation related to such merger or consolidation.

         7.1.14. Dispositions of Assets or Affiliates.

         Borrower shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, all or substantially all of its assets, provided that the foregoing shall not be construed to prevent Borrower from selling, conveying or leasing its assets as permitted pursuant to the terms of this Agreement.

         7.1.15. Intentionally Omitted.

         7.1.16. Continuation of or Change in Business.

         Borrower shall not engage in any business activities except as permitted under its organizational documents and this Agreement.

         7.1.17. Changes in Organizational Documents; Name.

         Except as expressly permitted pursuant to SECTION 7.1.13, Borrower and its general partners, managing members, or principals shall not amend in any material respect their respective certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, or limited partnership agreement (as applicable) or other formation agreement or other organizational documents without first sending notice to Lender and obtaining the prior written consent of Lender, which shall be granted or denied within thirty (30) Business Days of Lender's receipt of the proposed amendment, a brief explanation of its purpose and effect, and such other documents as Lender may reasonably request. Borrower shall not amend, revise or otherwise change its name in any material respect, without the prior written consent of Lender.

         7.1.18. Intentionally Omitted.

         7.1.19. Further Documentation.

         In the event any further documentation or information is required by Lender to enable Lender to sell the Loan, Borrower shall provide, or cause to be provided to Lender, at Borrower's sole cost and expense, such documentation or information. Borrower shall execute and deliver to Lender such documentation, including, but not limited to, any amendments, corrections, deletions or additions to this Agreement, the Revolving Credit Note, and the other Loan Documents as is required by Lender; provided that Borrower shall not be required to do anything that has the effect of (i) changing the material economic or other business terms of this Agreement, the Revolving Credit Note, or any other Loan Documents or (ii) imposing on Borrower greater liability or obligation than that set forth in this Agreement, the Revolving Credit Note or any other Loan Documents.

         7.1.20. Compliance with Lender Requirements.

         Borrower shall comply with the requirements of Lender in order to enable Lender to sell the Loan, provided that Borrower shall not be required to do anything that has the effect of (i) changing the material economic or other business terms of this Agreement, the Revolving Credit Note, or any other Loan Documents or (ii) imposing on Borrower greater liability or obligation than that set forth in this Agreement, the Revolving Credit Note or any other Loan Documents.

         7.1.21. Subordination of Leases.

         Borrower covenants, if any lease of any Collateral Pool Property is not subordinate to the Security Instrument securing such Collateral Pool Property, Borrower shall (i) use a new standard lease form containing subordination language acceptable to Lender, for all new leases of such Collateral Pool Property; and (ii) execute the new form of lease on any renewal of any existing leases of such Collateral Pool Property.

         7.1.22. Enforceability of Loan Documents.

         In the event that any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors' rights generally or limiting the right to specific performance) or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested, resulting in the failure to provide the practical benefit of the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby, Borrower shall use best efforts to cure any such defect(s) in such Loan Document(s), provided that if Borrower is unable to cure any such defect(s) within a reasonable time period, not to exceed thirty (30) days, Lender may in its discretion, upon ten (10) days notice to Borrower, accelerate Borrower's obligations under the Revolving Credit Note.

         7.1.23. ERISA Matters.

         The provisions set forth in this SECTION 7.1.23, shall only apply to the extent Borrower is at any time and from time to time subject to the provisions of ERISA. In the event that any of the following occurs: (i) any Reportable Event, which Lender determines in good faith constitutes grounds for the termination of any Pension Plan by the PBGC or the appointment of a trustee to administer or liquidate any Pension Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Pension Plan, or a termination notice shall have been filed with respect to any Pension Plan;
(iii) a trustee shall be appointed to administer or liquidate any Pension Plan;
(iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer or liquidate any Pension Plan; and, in the case of the occurrence of
(i), (ii), (iii) or (iv) above, Lender determines in good faith that the amount of Borrower's liability is likely to cause a Material Adverse Change; (v) Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Pension Plan or a Multiemployer Plan; (vi) Borrower or any member of the ERISA Group shall make any amendment to a Pension Plan with respect to which security is required under Section 307 of ERISA; (vii) Borrower or any member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; or (viii) any applicable Law, rule or regulation is adopted, changed or interpreted by any governmental authority or agency or court with respect to or otherwise affecting one or more Pension Plans, Multiemployer Plans or Benefit Arrangements; and, with respect to any of the events specified in
(v), (vi), (vii) or (viii), Lender determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by Borrower and the other members of the ERISA Group, Borrower shall use best efforts to cure such occurrence(s), provided that if Borrower is unable to cure any such occurrence(s) within a reasonable time period, not to exceed thirty (30) days, Lender may in its discretion, upon ten
(10) days notice to Borrower, accelerate Borrower's obligations under the Revolving Credit Note.

         7.2. Reporting Requirements.

         Borrower covenants and agrees that until the later of (i) payment in full of the Loan and satisfaction of all of Borrower's other Obligations hereunder and under the other Loan Documents and (ii) the Expiration Date, Borrower will furnish or cause to be furnished to Lender:

         7.2.1. Notice of Default.

         If to Borrower's Knowledge an Event of Default or Potential Default has occurred with respect to Borrower, a certificate signed by an Authorized Officer of Borrower setting forth the details of such Event of Default or Potential Default and the actions that Borrower proposes to take with respect thereto;

         7.2.2. Notice of Litigation.

         Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person which (a) relate to the Collateral, or (b) involve a claim or series of claims in excess of One Million and NO/100 Dollars ($1,000,000.00) which is not covered by Borrower's insurance policies and which if adversely determined would constitute a Material Adverse Change; and

         7.2.3. Notice of Material Adverse Change.

         Borrower shall promptly notify Lender of any Material Adverse Change affecting Borrower, any Collateral Pool Property, this Agreement or the other Loan Documents taken as a whole.

8. DEFAULT

         8.1. Events of Default.

         The occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law) shall be an "Event of Default":

         8.1.1. Payments Under Loan Documents.

         Borrower shall fail to pay any principal under any Borrowing Tranche (including scheduled installments, mandatory prepayments or the payment due at maturity), or shall fail to pay any interest on any Loan or any other amount owing hereunder or under any other Loan Documents after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

         8.1.2. Breach of Representation or Warranty.

         Any representation or warranty made at any time by Borrower herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished and the result of such false or misleading representation, warranty, certificate, other instrument or statement is a Material Adverse Change which is not cured within thirty (30) days after written notice thereof from Lender to Borrower, or within such additional reasonable time as may be necessary, in Lender's judgment to cure such breach, in the event Borrower commences such cure within such thirty (30) day period and thereafter diligently pursues such cure, not to exceed sixty (60) additional days;

         8.1.3. Breach of Covenant.

         Borrower shall default in the observance or performance of any covenant, condition or provision hereof or under any other Loan Document, which default is not otherwise specified as an "Event of Default" under (i) the provisions of this ARTICLE 8 or (ii) Sections 22(a) through (f) of any Security Instrument with respect to the initial Collateral Pool Properties (or the same sections or any similar sections of any Security Instrument with respect to any future Collateral Pool Property(ies)) and is not cured within thirty (30) days after notice thereof from Lender to Borrower of such default, provided that, no such notice or grace period shall apply in the case of any default which could, in Lender's judgment, absent immediate exercise by Lender of a right or remedy under this Agreement or any of the other Loan Documents, result in harm to Lender, impairment of the Note, or any rights of Lender under this Agreement or any security given under any other Loan Document;

         8.1.4. Event of Default under the Loan Documents.

         Borrower shall be in default under any provision of the Revolving Credit Note, or any other Loan Document, including, without limitation, any Security Instrument, beyond any applicable cure period;

         8.1.5. Final Judgments or Orders.

         Any final judgments or orders for the payment of money in excess of One Million and NO/100 Dollars ($1,000,000.00)in the aggregate shall be entered against Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

         8.1.6. Notice of Lien or Assessment.

         A notice of Lien or assessment in excess of One Million Dollars ($1,000,000) which is not a Permitted Exception is filed of record with respect to all or any part of any of Borrower's assets, or any taxes or debts owing at any time or times hereafter to the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, becomes payable and the same is not paid or otherwise discharged within thirty (30) days after the same becomes payable, unless the same is being contested in accordance with the Loan Documents;

         8.1.7. Insolvency.

         Borrower ceases to be Solvent or admits in writing its inability to pay its debts as they mature;

         8.1.8. Cessation of Business.

         Other than as permitted pursuant to SECTION 7.1.13, Borrower ceases to conduct the business of Borrower, or Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of the business of Borrower, and such injunction, restraint or other preventive order is not dismissed within ten (10) Business Days after the entry thereof;

         8.1.9. Lien Priority.

         The Liens granted to and for the benefit of Lender do not constitute valid first priority Liens (subject to Permitted Exceptions) under applicable Laws and such default shall continue unremedied for a period of thirty (30) Business Days after Borrower's Knowledge of the occurrence thereof or such additional reasonable time period necessary to cure such default, in the event Borrower commences such cure within such thirty (30) day period and thereafter diligently pursues such cure, not to exceed sixty (60) additional days (such cure period to be applicable only in the event such default can be remedied by corrective action of Borrower to the satisfaction of Lender as determined by Lender in its reasonable discretion); or

         8.1.10. Bankruptcy and Other Proceedings.

         Borrower voluntarily files for bankruptcy protection under the United States Bankruptcy Code or voluntarily becomes subject to any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights, or an involuntary case is commenced against Borrower by any creditor (other than Lender) of Borrower pursuant to the United States Bankruptcy Code or other federal or state law affecting debtor and creditor rights and is not dismissed or discharged within sixty (60) days after filing.

         8.1.11. Material Adverse Change.

         There shall occur a Material Adverse Change which is not corrected to the reasonable satisfaction of Lender within thirty (30) days after the occurrence of such Material Adverse Change, or such additional reasonable time period necessary to cure such Material Adverse Change, in the event Borrower commences such cure within such thirty (30) day period and thereafter diligently pursues such cure, not to exceed thirty (30) additional days (such cure period to be applicable only in the event such default can be remedied by corrective action of Borrower to the satisfaction of Lender as determined by Lender in its reasonable discretion).

         8.2. Consequences of Event of Default.

         Upon an Event of Default under SECTION 8.1 Lender shall be entitled to all of the rights and remedies granted to Lender under the Loan Documents and applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law.

         8.3. Notice of Sale.

         Any notice required to be given by Lender of a sale, lease, or other disposition of the Collateral or any other intended action by Lender under the Uniform Commercial Code, if given at least ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower.

9. MISCELLANEOUS

         9.1. Cooperation by Borrower; Borrower's Obligations.

         Lender and Servicer shall not disclose any information provided by Borrower except (a) as otherwise consented to or permitted by Borrower; (b) as required by applicable law or any court of competent jurisdiction; and (c) for any information which is otherwise a matter of public record or available from any non-confidential source.

         9.2. Successors and Assigns.

         This Agreement shall be binding upon and shall inure to the benefit of Lender, Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its respective rights or Obligations hereunder or any interest herein.

         9.3. Modifications, Amendments or Waivers.

         Lender and Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of Lender or Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of Borrower hereunder or thereunder. Any such written agreement, waiver or consent (i) shall be effective to bind Lender and Borrower and (ii) shall be accompanied at all times by a written joinder agreement executed by the guarantor under that certain Limited Guaranty dated as of the date hereof in favor of Lender, consenting and/or agreeing to the same.

         9.4. Forbearance.

         Lender may (but shall not be obligated to) agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any guarantor or other third party obligor, to take any of the following actions: extend the time for payment of all or any part of the Loan; reduce the payments due under this Agreement, the Revolving Credit Note, or any other Loan Document; release anyone liable for the payment of any amounts under this Agreement, the Revolving Credit Note, or any other Loan Document; modify the terms and time of payment of the Loan; join in any extension or subordination agreement; release any Collateral Pool Property; take or release other or additional security; modify the rate of interest or period of amortization of the Revolving Credit Note or change the amount of the monthly installments payable under the Revolving Credit Note; and otherwise modify this Agreement, the Revolving Credit Note, or any other Loan Document.

         Any forbearance by Lender in exercising any right or remedy under the Revolving Credit Note, this Agreement, or any other Loan Document or otherwise afforded by applicable Law, shall be in writing and shall not be deemed a waiver of or preclude the exercise of any right or remedy. The acceptance by Lender of payment of all or any part of the Loan after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments on account of the Loan or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Loan shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender's receipt of any awards or proceeds shall not operate to cure or waive any Event of Default.

         9.5. Remedies Cumulative.

         Each right and remedy provided in this Agreement is distinct from all other rights or remedies under this Agreement or any other Loan Document or afforded by applicable Law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.

         9.6. Reimbursement and Indemnification of Lender and Servicer by Borrower; Taxes.

         Borrower agrees unconditionally upon demand to pay or reimburse to Lender and Servicer and to hold Lender and Servicer harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for Lender and Servicer, incurred by Lender and Servicer (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender or Servicer, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by Lender or Servicer hereunder or thereunder, provided that no Borrower shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements
(A) if the same results from Lender's negligence or willful misconduct or breach of this Agreement or any action taken with respect to a Collateral Pool Property after Lender has acquired title to such Collateral Pool Property in a foreclosure proceeding, or (B) if Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that Borrower shall remain liable to the extent such failure to give notice does not result in a loss to Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of Borrower, which shall not be unreasonably withheld. Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by Lender to be payable in connection with this Agreement or any other Loan Document, and Borrower agrees unconditionally to hold Lender and Servicer harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

         9.7. Holidays.

         Whenever the funding of a Borrowing Tranche hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loan shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loan) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

         9.8. Notices.

         All notices, requests, demands, directions and other communications given to or made upon any party hereto under the provisions of this Agreement shall be in writing unless otherwise expressly provided hereunder and shall be delivered or sent by telex, facsimile, certified mail or hand delivery if to Lender, to Lender at the address and numbers set forth below, and if to Borrower or Proposed Borrower, to each of them at the addresses and numbers set forth below, or in accordance with any subsequent unrevoked written direction from any party to the others. All such notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) if given by certified mail, three (3) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (d) if given by any other means (including by air courier), when delivered.

                Lender's Notice Address and Numbers:

                L.J. Melody & Company
                5847 San Felipe, Suite 4400
                Houston, Texas 77057
                Attn: Jeffrey Hurley, Vice President
                Facsimile: (713) 787-1995

                with a copy to:

                L.J. Melody & Company of Texas, L.P.
                1500 City West Boulevard, Suite 200
                Houston, Texas 77042
                Attention: c/o GEMSA Loan Services, L.P.: Portfolio Management
                Facsimile: (713) 458-7502

                with a copy to:

                Morgan, Lewis & Bockius LLP
                1111 Pennsylvania Avenue, NW
                Washington, D.C. 20004
                Attention:  Gary S. Smuckler, Esq.
                Facsimile:  202-739-3001

                Borrower's Notice Address:

                Summit Properties Partnership, L.P.
                309 E. Morehead Street, Suite 200
                Charlotte, NC 28202
                Attention:  Gregg D. Adzema

                with a copy to:

                Kennedy Covington Lobdell & Hickman, L.L.P.
                214 North Tryon Street, 47th Floor
                Hearst Tower
                Attention:  David H. Jones

         9.9. Severability.

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This Agreement contains the entire agreement between the parties as to the rights granted and the obligations assumed in this Agreement. This Agreement may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

         9.10. Governing Law; Consent to Jurisdiction and Venue.

         This Agreement, and any Loan Document which does not itself expressly identify the Law that is to apply to it, shall be governed by the Laws of the Commonwealth of Virginia. Borrower agrees that any controversy arising under or in relation to this Agreement or any other Loan Document which does not expressly identify the Law that is to apply to it, shall be litigated exclusively in the courts of the Commonwealth of Virginia. The state and federal courts and authorities with jurisdiction in the Commonwealth of Virginia shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Agreement. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

         9.11. Prior Understanding.

         This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

         9.12. Duration; Survival.

         All representations and warranties of Borrower contained herein or made in connection herewith shall survive the funding of the initial advance hereunder and shall not be waived by the execution and delivery of this Agreement, any investigation by Lender, the funding of any Borrowing Tranche, or payment in full of the Loan. All covenants and agreements of Borrower contained herein shall continue in full force and effect from and after the date hereof so long as Borrower may borrow hereunder and until the later of (i) the Expiration Date or (ii) the payment in full of the Obligations. All covenants and agreements of Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Note, shall survive payment in full of the Loan and the Expiration Date. Notwithstanding any of the foregoing to the contrary, in no event shall (a) the release of Lender's Lien on any Collateral Pool Property, (b) the maturity, expiration or early termination of the Revolving Credit Note, or (c) the expiration or early termination of this Agreement, be deemed to terminate any covenants, agreements, representations or warranties contained in this Agreement, the Note or any of the other Loan Documents, to the extent that such covenant, agreement, representation or warranty, shall, by its terms survive the, release, maturity, expiration or early termination of this Agreement, the Note or any of the other Loan Documents.

         9.13. Disclosure of Information.

         Subject to the limitations of SECTION 9.1, Lender may furnish information regarding Borrower or the Collateral Pool Properties to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, purchase or securitization of the Loan, including, but not limited to, trustees, master servicers, special servicers, rating agencies, and organizations maintaining databases on the underwriting and performance of multifamily mortgage loans. Borrower irrevocably waives any and all rights it may have under applicable Law to prohibit such disclosure, including, but not limited to, any right of privacy.

         9.14. Exceptions.

         The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

         9.15. Relationship of Parties; No Third Parties Benefited.

         The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Agreement shall create any other relationship between Lender and Borrower. No creditor of any party to this Agreement and no other person shall be a third party beneficiary of this Agreement or any other Loan Document. Without limiting the generality of the preceding sentence, (i) an agreement, if any, including any Servicing Agreement, between Lender and Servicer for interim advancement of funds shall constitute a contractual obligation of such Servicer that is independent of the obligation of Borrower for the payment of the Loan, (ii) Borrower shall not be a third party beneficiary of any Servicing Agreement, and (iii) no payment by Servicer under any such agreement will reduce the outstanding principal amount of the Loan or any interest accrued thereon.

         9.16. Authority to File Notices.

         Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at Borrower's cost and expense and in Borrower's name, any notices that Lender considers reasonably necessary or desirable to protect the Collateral.

         9.17. WAIVER OF TRIAL BY JURY.

         BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

                 ----------------------------------------------
                 INITIALS OF THE AUTHORIZED OFFICER OF BORROWER

         9.18. Interpretation.

         Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the articles, sections and schedules of this Agreement are for convenience only and do not define or limit any terms or provisions. In the event of a conflict between the terms of the other Loan Documents and the terms of this Agreement, the terms of this Agreement shall control.

         9.19. Brokerage Fee.

         Borrower represents to Lender that no broker or other Person is entitled to a brokerage fee or commission as a result of Borrower's actions or undertakings in connection with the financing contemplated hereunder and agrees to hold Lender harmless from all claims for brokerage commissions which may be made as a result of such actions or undertakings, if any.

         9.20. Intentionally Omitted.

         9.21. Time of Essence.

         Time is of the essence with respect to each obligation of Borrower and Lender hereunder.

         9.22. Counterparts.

         This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

                   [Signatures Commence on the Following Page]

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                       BORROWER:

WITNESS:                               SUMMIT PROPERTIES PARTNERSHIP, L.P., a
                                       Delaware limited partnership

/S/ Elizabeth B. Beasley               By: Summit Properties Inc., a Maryland
------------------------                  corporation, its sole general partner

Seal

                                       By:    /S/ Katharine R. Briggs
                                       Name:  Katharine R. Briggs
                                       Title: Vice President



                                       SUMMIT SWEETWATER, LLC, a Georgia
                                       limited liability company

                                       By: Summit Properties Partnership, L.P.,
                                           its sole member

                                           By: Summit Properties Inc., its sole
                                               general partner

                                           By:  /S/ Katharine R. Briggs
                                           Name:  Katharine R. Briggs
                                           Title:  Vice President


                   [Signatures Continue on the Following Page]

                                       SUMMIT SHILOH, LLC, a Georgia
                                       limited liability company

                                       By: Summit Properties Partnership, L.P.,
                                           its sole member

                                           By: Summit Properties Inc., its sole
                                               general partner

                                           By:  /S/ Katharine R. Briggs
                                           Name:  Katharine R. Briggs
                                           Title:  Vice President


                                       SUMMIT GRANDVIEW, LLC, a Georgia
                                       limited liability company

                                       By: Summit Properties Partnership, L.P.,
                                           its sole member

                                           By: Summit Properties Inc., its sole
                                               general partner

                                           By:  /S/ Katharine R. Briggs
                                           Name:  Katharine R. Briggs
                                           Title:  Vice President


                                        PORTFOFINO PLACE, LTD., a Florida
                                        limited partnership

                                        By: Summit Properties Inc., its sole
                                            general partner

                                            By:    /S/ Katharine R. Briggs
                                            Name:  Katharine R. Briggs
                                            Title: Vice President

                   [Signatures Continue on the Following Page]

                                               LENDER:

WITNESS


------------------------
                                                L.J. MELODY & COMPANY,
Seal                                            a Texas corporation

                                                By: /s/ Bill Frazer
                                                Name: Bill Frazer
                                                Title: Executive Vice President
                                                       and CFO

                                 SCHEDULE 1.1(A)

                       LIST OF COLLATERAL POOL PROPERTIES
                      AND ASSOCIATED INITIAL MARKET VALUES

COLLATERAL POOL PROPERTY                                   INITIAL MARKET VALUE

Summit Peachtree City          Peachtree City   GA              32,975,000.00

Summit Shiloh                  Kennesaw         GA              19,590,000.00

Summit Sweetwater              Lawrenceville    GA              21,315,000.00

Summit Grandview               Charlotte        NC              43,790,000.00

Summit Sedgebrook              Huntersville     NC              25,585,000.00

Summit Fair Oaks               Fairfax          VA              31,525,000.00

Summit Governor's Village      Chapel Hill      NC              21,350,000.00

Summit Lake                    Apex             NC              36,175,000.00

Summit Portofino               Pembroke Pines   FL              37,750,000.00

                                                            -------------------
                                                               270,055,000.00

                                 SCHEDULE 1.1(B)

                                     LIST OF
                       COLLATERAL POOL PROPERTY DOCUMENTS

         (1)      Mortgage/Deed of Trust/Deed to Secure Debt

         (2)      UCC-1 Financing Statements

         (3)      FIRPTA Certificate

         (4)      Limited Guaranty/Reaffirmation of Limited Guaranty

         (5)      Collateral Agreements (if any)

         (6)      Documents evidencing O & M Programs (if any)

         (7) Title insurance policy acceptable to Lender, in an amount equal to not less than the Commitment, which title insurance shall include the following endorsements (where and if applicable): (i) a tie-in endorsement, (ii) a multiple foreclosure endorsement, (iii) a first loss endorsement, (iv) a last dollar endorsement, (v) a variable rate mortgage endorsement, and (vi) a revolving credit endorsement.

[BORROWER MAY, SUBJECT TO LENDER'S CONSENT, REVISE THIS FORM OF LOAN REQUEST TO PROVIDE FOR MULTIPLE BORROWING TRANCHES UNDER A SINGLE LOAN REQUEST FORM]

                                  SCHEDULE 2.5

                                     FORM OF
                                  LOAN REQUEST

                              ______________, 20__


[Lender's Name and Address]
Attention:

Ladies and Gentlemen:

                  Reference is made to the Credit Agreement dated as of _________ __, 20__, as amended (the "Credit Agreement") by and among
_______________________ (collectively, "Borrower"), and ____________________, a
_______________________ ("Lender"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

                  I, _______________, the _______________ of Borrower, a
_______________, do hereby certify on behalf of Borrower as of the date hereof, as follows:

                  Borrower is entitled to and hereby requests Lender to make an advance under the Credit Agreement in the amount of $__________ (which must be greater than or equal to ___________________ and NO/100 Dollars
($_____________). Funds should be delivered to Borrower by wire to the following account:

                  Bank Name and Location:____________________________
                  ABA Number:________________________________________
                  Account Name:______________________________________
                  Account Number:____________________________________
                  Further Credit Instructions:_______________________
                  Attention:_________________________________________

         (1) The requested date of the advance (the "Borrowing Date") is two (2) Business Days from the date of this request, or ______________.

         (2) The Borrowing Tranche shall bear interest at (check one):

                           _____    Prime Rate
                           _____    Base Rate

         (3) The Interest Period (if the Base Rate is selected) applicable to the advance is (check one):

                           _____    thirty (30) days
                           _____    sixty (60) days
                           _____    ninety (90) days
                           _____    one hundred and eighty (180) days*
                           _____    three hundred and sixty (360) days*

         [*subject to a ____ basis point (_____) increase in the Margin otherwise applicable to such Borrowing Tranche]

         (4) Borrower will (check one):

                           _____ Pay all interest due and payable under the requested Borrowing Tranche in monthly installments pursuant to the terms of the Credit Agreement.
                           _____ Prepay all interest for such Borrowing Tranche as of the Borrowing Date.

         (5) If applicable, the Base Rate for the Borrowing Tranche requested hereunder shall be ___________ (_____%) consisting of a Reference BillsSM Rate/LIBO Rate of __________ percent (___ %) and a Margin of ________ (__%).

         (6) Following the disbursement of the funds comprising the Borrowing Tranche requested herein, the total number of Borrowing Tranches outstanding will be ________(__), which is not more than ten (10).

         (7) If applicable (i.e. in the event of a Loan Request for a Base Rate Borrowing Tranche), the maturity date of the Interest Period of the Borrowing Tranche requested herein is (choose and complete one of the following):

         ____________, 20__ (which is the last day of the Interest Period, in the event that such date is a Business Day)

         ______________, 20__ (which is the Business Day following the last day of the Interest Period, in the event that such date is not a Business
         Day).

         (8) This request for an advance is made pursuant to and in accordance with the provisions of the Credit Agreement. The proceeds of such advance are to be used for a permitted purpose under Section 2.8 of the Credit Agreement.

         (9) The principal amount outstanding under the Credit Agreement on the date hereof, prior to any advance in response to this request, is $_____________.

         (10) To the best of Borrower's Knowledge and belief following diligent inquiry, the advance of the funds requested herein will not cause Borrower to be in non-compliance with the Sublimits set forth in Section 2.5.1 of the Credit Agreement.

         (11) To the best of Borrower's Knowledge and belief following diligent inquiry, the computations set forth in Paragraphs 19 through 22 as certified by Servicer are accurate.

         (12) All of the covenants and all of the representations and warranties contained in the Credit Agreement and the other Loan Documents, and all of the other terms, covenants and conditions contained in the Loan Documents continue to be materially true and correct and continue to be complied with on the date hereof, and will continue to be materially true and correct and will continue to be complied with as of the date of, and subsequent to, the requested advance.

         (13) No Potential Default or Event of Default has occurred or is continuing under the Loan Documents.

         (14) There has been no Material Adverse Change to any Collateral Pool Property or Borrower since the date of the last Loan Request that will cause Borrower to be in violation of the Sublimits after the funding of the Borrowing Tranche requested herein or will render the Base Rate requested herein inaccurate.

         (15) All of the other terms and conditions set forth in the Credit Agreement and the other Loan Documents pertaining to the Loan have been satisfied.

         (16) All items that Borrower is required to furnish to Lender pursuant to the Credit Agreement accompany this request and are true and complete in all respects.

         (17) The undersigned is an Authorized Officer of Borrower.

         (18) Notice of this Loan Request shall be deemed received by Lender when (i) sent by facsimile to (703) 714-3273 and (ii) verbally confirmed by telephone call to either (when called in the following order of priority): (1) Kathy Hurley ((703) 714-2897), (2) Steve Dillon ((703) 714-2691), (3) Jane
Campbell ((703) 714-3201) or such other names and numbers as Lender may specify upon prior written notice to Borrower.

               [The Loan Request continues on the following page]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ______ day of ___________, ____.

                                        BORROWER:


                                        a
                                          ------------------------------------


                                        By:
                                           -----------------------------------
                                             Name:
                                             Title:




               [The Loan Request continues on the following page]

         19. The current Loan to Value Ratio is ___________(__%), which is less than or equal to the Maximum Loan to Value Ratio specified in Section 2.5.1.1 of ______ percent (__%), determined as follows:

               A.     The current Loan balance                  $____________
               B. The current aggregate Market Value of $____________ the Collateral Pool
               C.     Item A divided by Item B and then         ____________%
                      multiplied by 100% equals the Loan to
                      Value Ratio

         20. Following the disbursement of the funds comprising the Borrowing Tranche requested herein, the Loan to Value Ratio will equal
_________________(__%), which is less than or equal to the Maximum Loan to Value Ratio set forth in SCHEDULE 2.5.1.1 of the Credit Agreement of _______ percent (__%), determined as follows:

               A.     The Loan balance upon disbursement of     $_____________
                      the funds comprising the Borrowing
                      Tranche(s) requested herein
               B.     The current aggregate Market Value of     $____________
                      the Collateral Pool
               C.     Item A divided by Item B and then         ____________%
                      multiplied by 100% equals the Loan to
                      Value Ratio

         21. The current Facility Debt Service Coverage Ratio is ______ : 1.00, which is not less than ____ : 1.00, determined as follows:

                A. Net Operating Income of the Collateral $_____________ Pool Properties determined by Lender
                B. Facility Debt Service (as defined in the $_____________ Credit Agreement)
                C.    Item A divided by Item B equals the         ____________%
                      Facility Debt Service Coverage Ratio

         22. Following the disbursement of the funds comprising the Borrowing Tranche requested herein, the Facility Debt Service Coverage Ratio will be ______ : 1.00, which is not less than ____ : 1.00, determined as follows:

                A. Net Operating Income of the Collateral $____________ Pool Properties as determined by Lender
                B. Facility Debt Service (as defined in the $____________ Credit Agreement)
                C.     Item A divided by Item B equals the         ___________%
                       Facility Debt Service Coverage Ratio

         Servicer hereby certifies (i) to the accuracy of each of the mathematical computations set forth in paragraphs 19 through 22 above (acknowledging that Servicer has relied, with Lender's consent and without independent verification thereof, on the Net Operating Income and Market Value(s) prepared by Lender), and (ii) to the best of its knowledge and belief, that all statements made by Borrower herein are true and accurate in all material respects.


                                    SERVICER:


                                     a
                                       ---------------------------------------


                                     By:
                                        --------------------------------------
                                          Name:
                                          Title:

                                     Dated: __________________________________

                                  SCHEDULE 3.2

                                  G- FEE TABLE

------------------------------------------------------------------------------

            Facility Debt Service Coverage Ratio                G-Fee*

------------------------------------------------------------------------------
Greater than or equal to 1.50 : 1.00 but less than 1.60 :       .0086
1.00
------------------------------------------------------------------------------
Greater than or equal to 1.60 : 1.00 but less than 1.90 :       .0074
1.00
------------------------------------------------------------------------------
Greater than or equal to 1.90 : 1.00 but less than 2.25 :       .0060
1.00
------------------------------------------------------------------------------
Greater than or equal to 2.25 : 1.00                            .0053
------------------------------------------------------------------------------

* The G-Fee shall be increased by four basis points (.0004) for any Base Rate Borrowing Tranches having 180 or 360 day Interest Periods.

[BORROWER MAY, SUBJECT TO LENDER'S CONSENT, REVISE THIS FORM OF RENEWAL REQUEST TO PROVIDE FOR THE RENEWAL OF MULTIPLE BORROWING TRANCHES UNDER A SINGLE RENEWAL REQUEST FORM OR TO PROVIDE FOR THE SPLITTING OF A MATURING BORROWING TRANCHE INTO MULTIPLE BORROWING TRANCHES UNDER A SINGLE RENEWAL REQUEST FORM]

                                 SCHEDULE 3.3.3

                                 RENEWAL REQUEST

                              ______________, 20__


[Lender's Name and Address]
Attention:

Ladies and Gentlemen:

                  Reference is made to the Credit Agreement dated as of ___________, 20__, as amended (the "Credit Agreement") by and among
_______________________ (collectively, "Borrower"), and ____________________, a
_______________________ ("Lender"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

                  I, __________________, the _______________ of Borrower, a
__________________________, do hereby certify on behalf of Borrower as of the date hereof, as follows:

                  _____Borrower hereby requests Lender to renew the Borrowing Tranche in the amount of $______________, whose Interest Period will mature on ___________, ____.

                  or

                  _____ Borrower, in accordance with the provisions of the Credit Agreement, will repay $___________ of the outstanding principal amount of the Borrowing Tranche originally funded in the amount of $____________, whose Interest Period will mature on ________, ____, prior to such maturity date, and hereby requests Lender to renew such Borrowing Tranche in the amount of the remaining principal balance of such Borrowing Tranche, the remaining principal balance being equal to $___________.

                  or

                  _____ Borrower hereby requests Lender to convert $_______________ of the Prime rate Borrowing Tranche into a Base Rate Borrowing Tranche.

                  or

                  Borrower hereby requests Lender to convert $___________ of the Base Rate Borrowing Tranche in the amount of $______________, whose Interest Period will mature on ________________, to the Prime Rate Borrowing Tranche [and to renew the remainder of said Borrowing Tranche as a separate Borrowing Tranche].

                  or

                  _____ Borrower hereby requests Lender to combine two (2) or more Borrowing Tranches pursuant to the provisions of the Credit Agreement into a single Borrowing Tranche, specifically Borrower hereby requests that Lender combine the Borrowing Tranche in the amount of $______________, whose Interest Period will mature on ___________, ____ with the Borrowing Tranche in the amount of $______________, whose Interest Period will mature on ___________, ____ [add descriptions of additional Borrowing Tranches as necessary.

         1. The Borrowing Tranche shall bear interest at (check one):

                           _____      Prime Rate
                           _____      Base Rate

         2. The Interest Period (if the Base Rate is selected) applicable to the renewed Borrowing Tranche is (check one):

                           _____   thirty (30) days
                           _____   sixty (60) days
                           _____   ninety (90) days
                           _____   one hundred and eighty (180) days*
                           _____   three hundred and sixty (360) days*

                  [*subject to a ____ basis point (____) increase in the Margin otherwise applicable to such Borrowing Tranche]

         3. Borrower will (check one):

                           _____ Pay all interest due and payable under the requested Borrowing Tranche in monthly installments pursuant to the terms of the Credit Agreement.
                           _____ Prepay all interest for such Borrowing Tranche as of the Borrowing Date.

         4. The principal amount outstanding under the Credit Agreement on the date hereof, prior to any advance in response to this request, is $_____________.

         5. If applicable, the Base Rate for the Borrowing Tranche renewed hereunder shall be ___________ (_____%) consisting of a Reference BillsSM Rate/LIBO Rate of ___________ percent (____ %) and a Margin of ________ (____%).

         6. If applicable (i.e. in the event of the renewal a Base Rate Borrowing Tranche), the maturity date of the Interest Period of the Borrowing Tranche requested herein is (choose and complete one of the following):

                           ____________, 20__ (which is the last day of the Interest Period, in the event that such date is a Business Day) ______________, 20__ (which is the Business Day following the last day of the Interest Period, in the event that such date is not a Business
                           Day).

         7. To the best of Borrower's Knowledge and belief following diligent inquiry, the computations set forth in Paragraphs 12 through 14 as certified by Servicer are accurate.

         8. [Check one of the following:]

                  ____ No Potential Default or Event of Default has occurred or is continuing under the Loan Documents; or

                  ____ No Potential Default or Event of Default, other than Borrower's non-compliance with SECTION 2.5.1.2 of the Credit Agreement, has occurred or is continuing under the Loan Documents, Borrower is otherwise in full compliance with the terms of the Loan Agreement, and will not increase the outstanding principal balance of the Loan pursuant to this Renewal Request.

         9. All of the other terms and conditions set forth in the Credit Agreement and the other Loan Documents pertaining to the Loan have been satisfied.

         10. The undersigned is an Authorized Officer of Borrower.

         11. Notice of this Loan Request shall be deemed received by Lender when
(i) sent by facsimile to (703) 714-3273 and (ii) verbally confirmed by telephone call to either (when called in the following order of priority): (1) Kathy Hurley ((703) 714-2897), (2) Steve Dillon ((703) 714-2691), (3) Jane Campbell
((703) 714-3201) or such other names and numbers as Lender may specify upon prior written notice to Borrower


              [The Renewal Request continues on the following page]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ______ day of ___________, ____.

                                    BORROWER:


                                    a
                                      ---------------------------------------

                                    By:
                                       --------------------------------------
                                         Name:
                                         Title:




              [The Renewal Request continues on the following page]

         12. The current Loan to Value Ratio is ___________(__%), which is less than or equal to the Maximum Loan to Value Ratio specified in Section 2.5.1.1 of _____ percent (__%), determined as follows:

             A.      The current Loan balance                  $_____________
             B.      The current aggregate Market Value of     $____________
                     the Collateral Pool
             C.      Item A divided by Item B and then         ____________%
                     multiplied by 100% equals the Loan to
                     Value Ratio

         13. The current Facility Debt Service Coverage Ratio is ______ : 1.00, which [check one:]

                     ___ is less than ____ : 1.00, or

                     ___ is greater than or equal to ____ : 1.00,


                  determined as follows:

               A. Net Operating Income of the Collateral $_____________ Pool Properties determined by Lender
               B. Facility Debt Service (as defined in the $_____________ Credit Agreement)
               C.     Item A divided by Item B equals the         ____________%
                      Facility Debt Service Coverage Ratio

         14. Following the renewal of the Borrowing Tranche for the Interest Period requested herein, the Facility Debt Service Coverage Ratio will be ______ : 1.00, which [check one:]

                     ___ is less than ____ : 1.00, or

                     ___ is greater than or equal to ____ : 1.00,

                  determined as follows:

                A.     Net Operating Income of the Collateral      $___________
                       Pool Properties as determined by Lender

                B.     Facility Debt Service (as defined in the    $___________
                       Credit Agreement)
                C.     Item A divided by Item B equals the         ___________%
                       Facility Debt Service Coverage Ratio



         Servicer hereby certifies (i) to the accuracy of each of the mathematical computations set forth in paragraphs 12 through 14 above (acknowledging that Servicer has relied, with Lender's consent and without independent verification thereof, on the Net Operating Income and Market Value(s) prepared by Lender), and (ii) to the best of its knowledge and belief, that all statements made by Borrower herein are true and accurate in all material respects.


                                    SERVICER:


                                     a
                                       ----------------------------------------


                                     By:
                                        ---------------------------------------
                                          Name:
                                          Title:

                                     Dated: ___________________________________

                                  SCHEDULE 4.4

                                 PREPAYMENT FEE

         1. DEFINITIONS - As used in this Schedule 4.4, the words and terms set forth below shall have the meanings set forth below. Capitalized terms used in this Schedule 4.4 and not otherwise defined shall have the meanings set forth in the Credit Agreement.

         (a) INTEREST PERIOD BALANCE: shall mean the number of days remaining in the Interest Period for the applicable Borrowing Tranche as of the Prepayment Date.

         (b) REFERENCE BILLSSM RATE: shall mean that portion of the Base Rate for the applicable Borrowing Tranche attributable to the Reference BillsSM Rate for the applicable Borrowing Tranche, expressed as a decimal calculated to four (4) digits.

         (c) PREPAYMENT DATE: shall mean (i) in the case of a prepayment under Section 4.3.1 of the Credit Agreement, the date on which the prepayment is made or (ii) in any other case in which a Prepayment Fee is payable pursuant to the terms of the Credit Agreement, the date on which Lender accelerates the unpaid principal balance of the Revolving Credit Note.

         (d) REINVESTMENT RATE: shall mean, as of the date that is five (5) Business Days prior to the Prepayment Date, the Reference BillsSM Rate for the Reference BillsSM which matures as close as possible, but not prior to, the maturity date of the Interest Period for the applicable Borrowing Tranche, expressed as a decimal calculated to four (4) digits.

         2. DETERMINATION OF THE PREPAYMENT FEE - The Prepayment Fee payable under Section 4.4 of the Credit Agreement applicable to any particular Borrowing Tranche shall be equal to the greater of the amounts obtained by the formulae set forth in subparagraphs (a) and (b) below.

         (a)      the amount obtained by:

                  (i)      dividing:

                           (A)      the Interest Period Balance

                            by

                           (B)      three hundred and sixty (360) days

                  (ii) then multiplying the figure obtained in (i) above by one percent (1%); and

                  (iii) then multiplying the figure obtained in (ii) above by the amount of principal being prepaid; or

         (b)      the amount obtained by

                  (i)      multiplying

                           (A)      the amount of principal being prepaid

                           by

                           (B) the excess (if a positive number) of the Reference BillsSM Rate over the Reinvestment Rate;

                  (ii) then dividing the figure obtained in (i) above by three hundred and sixty (360) days; and

                  (iii) then multiplying the figure obtained in (ii) above by the Interest Period Balance.

                  Notwithstanding the foregoing, if the Reinvestment Rate is greater than or equal to the Reference BillsSM Rate the fee calculated under this subparagraph (b) shall equal zero.

                  If at any time a prepayment occurs of a Borrowing Tranche bearing interest at the LIBO Rate, for purposes of computing the fee payable under this subparagraph (b), all references in this Schedule 4.4 to Reference BillsSM Rate shall be deemed to refer to LIBO Rate, as the context requires.

         Borrower recognizes that prepayment of any amount due under the Revolving Credit Note, whether voluntary or involuntary resulting from a default by Borrower, will result in Lender's incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender's ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth above represents a reasonable estimate of the damages Lender will incur because of a prepayment. Borrower further acknowledges that the above prepayment premium provisions are a material part of the consideration for the Loan, and acknowledges that the terms of the Revolving Credit Note are in other respects more favorable to Borrower as a result of the Borrower's voluntary agreement to the prepayment premium provisions.

         Set forth below, for informational purposes only, is an example of the computation of the Prepayment Fee, based on a hypothetical (i) principal amount being prepaid of Five Million and NO/100 Dollars ($5,000,000.00), (ii) Interest Period Balance of fifteen (15) days, (iii) Reference BillsSM Rate of 2.75% and
(iv) Reinvestment Rate of 2.25%. Based on such hypothetical amounts:

         (a)      the computation set forth in Section 2(a) above is as follows:

                  (i) the Interest Period Balance (15 days) divided by three hundred sixty (360) days yields an amount equal to approximately .041666;

                  (ii) one percent (1%) of the figure obtained in (i) above (approximately .041666) is an amount equal to approximately .0004166;

                  (iii) the product of the figure obtained in (ii) above (approximately .0004166) times the amount of principal being prepaid ($5,000,000.00) is an amount equal to approximately $2,083.33.

         (b)      the computation set forth in Section 2(b) above is as follows:

                  (i) the product of the principal being prepaid ($5,000,000.00) times the excess of the Reference Bills Rate (2.75%) over the Reinvestment Rate (2.25%) (such excess .5%) is an amount equal to $25,000.00;

                  (ii) the figure obtained in (i) above ($25,000.00) divided by 360 days is an amount equal to approximately 69.4444;

                  (iii) the product of the figure obtained in (ii) above (approximately 69.4444) times the Interest Period Balance (15 days) is an amount equal to approximately $1,041.67.

         As the figure obtained under the calculation set forth in (a) ($2,083.33) exceeds the figure obtained under the calculation set forth in (b) ($1,041.67), the Prepayment Fee under this example would be equal to the figure obtained in (a) or $2,083.33.